UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Steven Madden, Ltd.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.
☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

STEVEN MADDEN, LTD.
52-16 Barnett Avenue
Long Island City, New York 11104

April 11, 2022

DEAR SHAREHOLDERS,

2021 was an outstanding year for Steve Madden, as we rebounded from the pandemic-induced decline we experienced in 2020 to record the highest annual revenue and earnings in our history. Consolidated revenue was $1.9 billion, an increase of 55% vs. 2020 and 4% vs. 2019. Adjusted diluted EPS was $2.50, up 290% vs. 2020 and 28% vs. 2019. The exceptional financial performance was the result of our team’s disciplined execution of our strategic initiatives, as outlined below.

DEEPENING OUR CONNECTION WITH CONSUMERS

Our primary initiative is continuing to deepen our connection with our consumers through the combination of on-trend product and effective full-funnel marketing. In 2021, we utilized our proven model – which combines talented design teams, a test-and-react strategy and an industry-leading speed-to-market capability – to deliver trend-right product assortments that enabled us to outperform the competition and take market share, most notably in our Steve Madden and Dolce Vita brands. We supported this great product with enhanced marketing and engagement with our consumers, including halo brand campaigns like our Maddenverse campaign in Fall as well as always-on digital marketing and influencer activities.

DRIVING DIRECT-TO-CONSUMER LED BY DIGITAL

Our strengthened connections with our core consumers enabled us to deliver exceptional growth in our DTC channels. DTC revenue in 2021 increased 52% compared to 2019. E-commerce, which now represents over 50% of our DTC business, led the way, with revenue increasing 89% vs. 2020 and 181% vs. 2019, as our ongoing investments in talent, digital marketing and site enhancements continued to pay dividends. Our brick-and-mortar business was strong as well, with revenue trends accelerating each quarter throughout the year and global brick-and-mortar comparable store sales increasing 9% for the full year compared to 2019.

EXPANDING OUTSIDE OF FOOTWEAR

Over the last several years, we made significant investments in building the Steve Madden handbag business, and we continued to reap the rewards from those efforts in 2021. Steve Madden handbag revenue increased 18% compared to 2019, driven by exceptional performance in DTC channels. And in apparel, our BB Dakota Steve Madden business saw strong sell-through performance and increased open-to-buy commitments at its key wholesale customers. Based on the momentum we have – and the significant long-term opportunity we see for Steve Madden apparel – we have decided to transition from the BB Dakota Steve Madden co-branded label to the Steve Madden brand in Fall 2022.

GROWING OUR INTERNATIONAL BUSINESS

Another of our key priorities – and one of our largest long-term growth opportunities – is growing our international business. A highlight in 2021 was our acquisition in April of the remaining 49.9% interest that we did not already own in our Europe joint venture. Europe has been our fastest-growing market in recent years, and our momentum there has only accelerated since we took full ownership in the region. For the year, the Europe business we acquired grew revenue 57% vs. 2020 and 91% vs. 2019, leading the way for our EMEA region to exceed $100 million in annual revenue for the first time.

STRENGTHENING OUR CORE U.S. WHOLESALE FOOTWEAR BUSINESS

As we drive DTC, product category expansion and international growth, we also continue to focus on strengthening our core U.S. wholesale footwear business. While revenue in that business was still under significant pressure in the first half of 2021, our sell-through performance was strong throughout the year, and eventually our wholesale customers responded with a significant acceleration in orders in the back half of 2021. Our second half U.S. wholesale footwear revenue increased 12% compared to 2019. Our two largest brands drove this performance: Steve Madden brand U.S. wholesale footwear revenue increased 30% in the back half compared to 2019 – including a 42% increase in Steve Madden women’s – and Dolce Vita delivered a 43% back-half increase vs. 2019.

ADVANCING OUR CORPORATE SOCIAL RESPONSIBILITY GOALS

We also continued to make meaningful progress on our corporate social responsibility initiatives, as we work to minimize our negative environmental impacts and maximize the positive impacts we have on our people and our communities. Highlights from the last year included:

•	our partnership with the Fearless Fund, an organization working to bridge the gap in venture capital funding for women of color;
•	the launch of our Cool Planet by Steve Madden collection of fashion footwear made with environmentally preferred materials;
•	the launch of our Steve Madden kids’ adaptive collection;
•	our partnership with the business school at Howard University to reimagine its retail curriculum;
•	the establishment of the Steve Madden Foundation for charitable giving; and
•	the launch of Re-Booted and Re:Vita, resale marketplaces for Steve Madden and Dolce Vita that will extend the average life of our products and keep them out of landfills – marking an important initial step in our journey toward circularity.

Going forward, continuing to advance our CSR goals – and ensuring that CSR is embedded in everything we do – will remain a critical part of our strategy.

RETURNING CAPITAL TO SHAREHOLDERS

Finally, in 2021 we continued to utilize our strong balance sheet and healthy free cash flow to return capital to shareholders. We bought back 2.8 million shares, or approximately 3% of the Company, for $123 million. We also resumed our quarterly cash dividend after its suspension in 2020, paying a total of $49 million in dividends to our shareholders in 2021. Since 2013, we have returned approximately $1.1 billion to our shareholders in the form of share repurchases and dividends.

LOOKING FORWARD

Overall, 2021 was an exceptional year for Steve Madden. We delivered record results, and we made meaningful progress on each of our key strategic initiatives. Looking ahead, I’m confident that our continued focus on these initiatives positions us for strong growth and value creation for years to come.

I’d like to thank our employees for their hard work and dedication, our customers for their loyalty, and you, our shareholders, for your continued support.

Sincerely,

EDWARD ROSENFELD

CHAIRMAN AND CEO

STEVEN MADDEN, LTD.
52-16 Barnett Avenue
Long Island City, New York 11104

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2022

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Steven Madden, Ltd. (the “Company”) will be held on Wednesday, May 25, 2022, at 10:00 a.m. Eastern time in a virtual-only format, for the purposes stated below:

1.	to elect eleven (11) directors to the Board of Directors of the Company;
2.	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.	to approve, on a non-binding advisory basis, the compensation of certain executive officers as disclosed in the accompanying proxy statement; and
4.	to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only stockholders of record at the close of business on March 29, 2022, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Stockholders who own shares of the Company’s common stock beneficially through a bank, broker or other nominee will also be entitled to attend the Annual Meeting. To participate in the Annual Meeting at www.virtualshareholdermeeting.com/SHOO2022, you must enter the 16-digit control number found on your proxy card or your Notice of Availability of Proxy Materials. A list of stockholders entitled to vote at the Annual Meeting will be accessible via the Internet at the Annual Meeting, once you have accessed the Annual Meeting with your control number. Whether or not you plan to attend the Annual Meeting, we urge you to vote in advance of the Annual Meeting by one of the methods described below. If you have voted by Internet, by phone or by mail before the Annual Meeting, you do not need to vote again. Guests may listen to the Annual Meeting, but are not entitled to participate.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2022: THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, ANNUAL REPORT, ELECTRONIC PROXY CARD AND ANY OTHER MATERIALS CONCERNING THE ANNUAL MEETING, TOGETHER WITH ANY AMENDMENTS TO ANY OF THESE MATERIALS, ARE AVAILABLE ON THE INTERNET AT HTTP://WWW.PROXYVOTE.COM.

April 11, 2022	BY ORDER OF THE BOARD OF DIRECTORS

Long Island City, New York

Lisa Keith
Secretary

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE MARK, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED TO: VOTE PROCESSING, C/O BROADRIDGE, 51 MERCEDES WAY, EDGEWOOD, NEW YORK 11717. ALTERNATIVELY, YOU MAY VOTE YOUR SHARES BY TELEPHONE OR THROUGH THE INTERNET AS DESCRIBED ON THE ACCOMPANYING PROXY CARD.

TABLE OF CONTENTS

GENERAL INFORMATION	1

Notice of Internet Availability of Proxy Materials	1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	2

PROPOSAL ONE: ELECTION OF DIRECTORS	7

Stockholder Nominations for Board Membership	7
Directors and Nominees for Election to the Board of Directors	7

CORPORATE GOVERNANCE	13
The Board of Directors	13
Director Independence	13
Involvement in Certain Legal Proceedings	13
Director Attendance at Meetings	14
Director Election (Majority Voting) Policy	14
Committees of the Board	15
Board Leadership Structure, Risk Oversight, Executive Sessions of Non-Employee Directors, and Communications Between Stockholders and the Board	18
Codes of Business Conduct and Ethics	19
Corporate Governance Guidelines	20
Stock Ownership Guidelines	20
Prohibition on Hedging and Pledging of Our Common Stock	20
Corporate Social Responsibility Policy	20
Certain Relationships and Related Party Transactions	21
Review, Approval or Ratification of Transactions with Related Persons	22

COMPENSATION OF DIRECTORS IN THE 2021 FISCAL YEAR	23

STOCK OWNERSHIP	24
Security Ownership of Certain Beneficial Owners	24
Security Ownership of Directors and Executive Officers	25
Delinquent Section 16(a) Reports	26

EXECUTIVE COMPENSATION	26
Compensation Discussion and Analysis	26
Executive Officers	36
Summary Compensation Table for the 2021 Fiscal Year	37
Employment Arrangements	38
Grants of Plan-Based Awards in the 2021 Fiscal Year	42
Outstanding Equity Awards at End of the 2021 Fiscal Year	43
Option Exercises and Stock Vested in the 2021 Fiscal Year	44
Securities Authorized for Issuance Under Equity Compensation Plans	44
Equity Compensation Plan Information	44
Termination, Change-In-Control and Non-Competition/Non-Solicitation	45
Compensation Committee Report	48

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022	49

AUDIT COMMITTEE REPORT	50

PROPOSAL THREE: NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION	51

OTHER MATTERS	52
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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating the Company’s future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law.

Our operations are subject to a number of risks and uncertainties including, but not limited to, those risk factors described in our SEC filings. When considering an investment in our securities, you should carefully read and consider these risks, together with all other information in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and our other filings and submissions to the SEC. If any of the events described in the risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected.

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STEVEN MADDEN, LTD.
52-16 Barnett Avenue
Long Island City, New York 11104

PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors of Steven Madden, Ltd. requests your proxy in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) of Steven Madden, Ltd. (the “Company,” “we,” or “our”). The Annual Meeting will be held on Wednesday, May 25, 2022, at 10:00 a.m. Eastern time in a virtual-only format. Proxies also may be voted at any adjournments or postponements of the Annual Meeting. You will not be able to attend the Annual Meeting physically in person.

On or about April 11, 2022, a notice containing instructions on how to access this Proxy Statement, the accompanying proxy card and related materials online is being mailed to holders of record of our common stock, $0.0001 par value (the “Common Stock”), at the close of business on March 29, 2022 (the “Record Date”). Our Annual Report for the fiscal year ended December 31, 2021 (the “2021 Fiscal Year”), including audited financial statements, is included in the materials that are accessible online. This Proxy Statement contains information about the Annual Meeting as well as information regarding the voting process, director elections, our corporate governance programs, and executive and director compensation, among other things. We recommend that you read all of these materials.

The Annual Meeting has been called to consider and take action on the following proposals:

•	to elect eleven (11) directors to our Board of Directors to serve until the next annual meeting of our stockholders and until his or her successor is elected and qualified;
•	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
•	to approve, on a non-binding advisory basis, the compensation of certain executive officers as disclosed in this Proxy Statement; and
•	to transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy will vote on such other matters or for other nominees for director in accordance with their best judgment. Our Board of Directors recommends that the stockholders vote “FOR” each of the eleven (11) director nominees in Proposal One and “FOR” Proposals Two and Three. Only holders of record of our Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting.

We are incorporated in the State of Delaware. Our principal executive offices are located at 52-16 Barnett Avenue, Long Island City, New York 11104, and our telephone number is (718) 446-1800.

Notice of Internet Availability of Proxy Materials

We continue to take advantage of the Securities and Exchange Commission (the “SEC”) “e-proxy” rules allowing the Company to furnish proxy materials through the Internet for the benefit and convenience of our stockholders. By using the e-proxy rules, we can expedite the receipt by stockholders of proxy materials while lowering the costs and reducing the environmental impact associated with our Annual Meeting. On or about April 11, 2022, we will furnish a Notice of Internet Availability of Proxy Materials (the “Availability Notice”) to most of our stockholders containing instructions on how to access the proxy materials and to vote online. In addition, instructions on how to request a printed copy of these materials will be found on the Availability Notice. If you received an Availability Notice by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained in the Availability Notice.

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For more information on voting your Common Stock, please refer to the following “Questions and Answers” section.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.	What is included in the proxy materials? What is a proxy statement and what is a proxy?

The proxy materials for our Annual Meeting include the Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021. If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form.

A proxy is the delegation of your right to vote the Common Stock you own to another person, who is called your proxy. When you designate someone as your proxy in a written document, that document is called a proxy or a proxy card. SEC regulations require that we furnish a proxy statement to you when we ask you to designate a proxy to vote your shares of Common Stock on your behalf. We have designated our officers Edward R. Rosenfeld and Lisa Keith as proxies for the Annual Meeting.

2.	Who may vote at the Annual Meeting?

Only holders of record of the 79,862,501 shares of our Common Stock outstanding as of the close of business on March 29, 2022, can vote by virtual presence online at or prior to the Annual Meeting. Each of these stockholders has one vote for each share of our Common Stock held on that date.

3.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares were registered as of the Record Date directly in your name with our registrar and transfer agent, American Stock Transfer & Trust Company, then you are a “stockholder of record” with respect to those shares, and in such case, we have provided the Availability Notice directly to you. Upon your request, we will send this Proxy Statement and the accompanying proxy materials directly to you. If your shares were held as of the Record Date in a stock brokerage account or by a bank or nominee, then your shares are held in “street name” and you are considered the “beneficial owner” of those shares. In that case, your broker, bank or other stockholder of record has provided the Availability Notice to you and, upon your request, will provide this Proxy Statement and the accompanying proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other stockholder of record how to vote your shares held in “street name.”

4.	What is considered a quorum to conduct the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary to constitute a quorum for the purpose of transacting business at the Annual Meeting. Under Delaware law, abstentions and broker non-votes as described below are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

5.	What is a “broker non-vote”?

If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee is the record holder; however, the broker, bank or other nominee is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, bank or other nominee, it may, if permitted by the organizations of which it is a member, exercise discretionary voting power to vote your shares. A “broker non-vote” occurs when a broker, bank or other nominee of record holding shares for a beneficial owner has not received voting instructions from the beneficial owner and either chooses not to vote the shares on a particular proposal as to which the holder has discretionary voting power or does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item. Broker non-votes are considered present in determining whether a quorum is present.

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If you hold your shares in “street name,” we strongly encourage you to provide instructions regarding the voting of your shares, because your broker, bank or other nominee cannot vote your shares with respect to certain of the proposals being presented at the Annual Meeting without voting instructions from you.

6.	How many votes do I have? What shares are included on the proxy card?

For each share of Common Stock that you own on the Record Date, you are entitled to one vote on each matter presented at the Annual Meeting.

If you are a record holder, you will receive an Availability Notice or proxy card for all of the shares of Common Stock you hold in certificate form, in book-entry form and in any Company benefit plan. If you are a beneficial owner, you will receive information containing voting instructions from the broker, bank or other nominee through which you own your shares of Common Stock.

7.	How many votes are required to approve each proposal and what is the effect of abstentions and broker non-votes?

Proposal One (Election of Directors): Under Delaware law, directors are elected by the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. This means that the director nominees who receive the greatest number of affirmative votes cast are elected as directors, subject to our Director Election (Majority Voting) Policy discussed in Proposal One below.

Proposal Two (Ratification of Appointment of Ernst & Young LLP): The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Proposal Three (Non-Binding Advisory Vote on Executive Compensation): The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as described in this Proxy Statement.

Other Matters: If any other matters are presented at the Annual Meeting, they must receive the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter to be approved.

Abstentions will have no effect on the election of directors, but will be treated as present and entitled to vote on the remaining proposals. Therefore, abstentions will have the effect of votes “AGAINST” such proposals.

If you do not provide your broker, bank or other nominee with instructions on how to vote your shares held in “street name,” your broker, bank or other nominee will not be permitted to vote your shares on non-routine matters, and your shares will not affect the outcome of proposals concerning non-routine matters. Proposal Two is considered a routine matter under applicable rules. Proposals One and Three are considered “non-routine” matters, which means that your broker or other nominee does not have discretion to vote your shares with respect to those proposals without voting instructions from you. If you hold your shares in “street name,” we strongly encourage you to provide instructions regarding the voting of your shares to your broker, bank or other nominee.

8.	How can I attend and participate in the Annual Meeting?

Our virtual Annual Meeting will be conducted on the Internet via live audio webcast. You will be able to participate online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/SHOO2022, beginning at 10:00 a.m. Eastern time on May 25, 2022. Stockholders will be able to vote their shares electronically during the Annual Meeting.

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To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or your Availability Notice. The Annual Meeting will begin promptly at 10:00 a.m. Eastern time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 9:45 a.m. Eastern time. Guests may listen to a live audio webcast of the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/SHOO2022, beginning at 9:45 a.m. Eastern time, but are not entitled to participate.

The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

9.	Where can I find a list of stockholders entitled to vote at the Annual Meeting?

For the ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for any purpose germane to the Annual Meeting at the Company’s principal executive offices upon appointment. Please contact the Company’s Secretary at Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104 to set up an appointment. This stockholder list will also be accessible via the Internet at the Annual Meeting, once you have accessed the Annual Meeting with your control number.

10.	How can I vote my shares?

If the records of our transfer agent show that you own shares in your name at the close of business on March 29, 2022, then you may vote at the Annual Meeting. To attend the Annual Meeting and vote your shares electronically, you will need the 16-digit control number included on your Availability Notice, on your proxy card, or on the instructions that accompanied your proxy materials.

Even if you plan to attend the Annual Meeting, we urge you to authorize your proxy in advance. You may vote your shares in advance of the Annual Meeting by authorizing a proxy over the Internet or by telephone. In addition, if you received a paper copy of the proxy materials by mail, you can submit a proxy by mail by following the instructions on the proxy card. Voting your shares by authorizing a proxy over the Internet, by telephone or by written proxy card will ensure your representation at the Annual Meeting regardless of whether you attend the Annual Meeting.

If you are the record holder of your shares, please authorize your proxy electronically by going to the http://www.proxyvote.com website or by calling the toll-free number listed below and on the proxy card. Please have your Proxy Statement or proxy card in hand when going online or calling. If you authorize your proxy via the Internet or by phone, you do not need to return your proxy card. If you choose to authorize your proxy by mail, simply mark your proxy card and then date, sign and return it in the postage-paid envelope provided.

VOTE BY INTERNET http://www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information.	VOTE BY PHONE 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions.

VOTE BY MAIL
Vote Processing, c/o Broadridge
51 Mercedes Way
Edgewood, New York 11717

If you receive paper proxy materials, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to the address shown above.

If you hold your shares beneficially in “street name” through a broker or nominee, you may be able to authorize your proxy by telephone or the Internet as well as by mail, but you will need to obtain and follow instructions from your broker or nominee to vote these shares.

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11.	May I revoke my proxy for the Annual Meeting once I have given it?

You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	properly executing and delivering a later-dated proxy (including a telephone or Internet proxy authorization);
•	voting your shares electronically at the Annual Meeting; or
•	sending a written notice of revocation to the Secretary of the Company at Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104.
12.	How does the Board of Directors recommend that I vote my shares?

Our Board of Directors recommends that you vote:

•	“FOR” the election of each of the eleven (11) director nominees;
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
•	“FOR” the approval, on a non-binding advisory basis, of the executive compensation of our Named Executive Officers, as disclosed in this Proxy Statement.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF PROPOSALS ONE, TWO, AND THREE IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. AS NOTED ABOVE, IF YOU HOLD YOUR SHARES BENEFICIALLY THROUGH A BROKER, BANK OR OTHER NOMINEE AND FAIL TO PROVIDE SPECIFIC VOTING INSTRUCTIONS TO THAT BROKER, BANK OR OTHER NOMINEE, YOUR SHARES WILL NOT BE VOTED IN THE ELECTION OF DIRECTORS OR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION UNLESS YOU ARE PRESENT AND VOTE AT THE MEETING.

13.	Who will bear the expenses of this solicitation and how are proxies being solicited?

We will pay the costs of soliciting proxies, including preparing, printing and mailing this Proxy Statement, any exhibits hereto and the proxies solicited hereby. In addition to the use of the mails, proxies may be solicited on our behalf by our officers, directors and employees, without additional remuneration, by personal interviews, by telephone or by electronic transmission. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record by them and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

14.	Will I be able to ask questions at the Annual Meeting?

Edward R. Rosenfeld, our Chairman and Chief Executive Officer, will be available to answer questions submitted by the stockholders during the Annual Meeting related to the items of business at the Annual Meeting. Stockholders may submit questions for the Annual Meeting after logging in, beginning at 10:00 a.m. Eastern time on May 25, 2022. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/SHOO2022, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions during the meeting.

Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related rules of conduct and other materials for the Annual Meeting will be available at www.virtualshareholdermeeting.com/SHOO2022.

15.	What can I do if I have technical difficulties in accessing the 2022 Annual Meeting?

Technical support, including related technical support phone numbers, will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/SHOO2022 beginning at 9:30 a.m. Eastern time on May 25, 2022 through the conclusion of the Annual Meeting.

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16.	How will the voting results be reported?

The preliminary results of the voting on the proposals will be reported at the Annual Meeting. The final certified results will be reported in a Current Report on Form 8-K that will be filed with the SEC within four business days following the Annual Meeting.

17.	How do I submit a proposal for action at the Company’s 2023 Annual Meeting of Stockholders?

Stockholder proposals submitted in accordance with Rule 14a-8 under Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received at our principal executive offices no later than December 12, 2022 to be considered for inclusion in the proxy materials to be distributed by the Company in connection with the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”).

Alternatively, Article I, Section 7(f) of our Amended and Restated By-Laws (the “By-Laws”), requires that any stockholder proposal that is not submitted for inclusion in the proxy materials for the 2023 Annual Meeting under Rule 14a-8 under the Exchange Act, but is instead sought to be presented directly at the 2023 Annual Meeting, must be (i) specified in the notice of such meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before such meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) specified in a notice in proper written form given by a stockholder of record on the date of the giving of the notice and on the record date for such meeting, which notice conforms to the requirements of Article I, Section 7(f) of the By-Laws and is delivered to, or mailed and received at, our principal executive offices no sooner than November 12, 2022 and no later than December 12, 2022 not less than 120 days nor more than 150 days prior to the first anniversary of the date of our 2022 Annual Meeting. Accordingly, any written notice given by or on behalf of a stockholder pursuant to the foregoing clause (iii) in connection with the 2023 Annual Meeting must be received no later than January 25, 2023 and no earlier than December 26, 2022.

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PROPOSAL ONE:

ELECTION OF DIRECTORS

Our By-Laws provide that our Board of Directors the number of directors may be fixed from time to time by action of the directors. The Board of Directors has fixed the number of directors comprising the Board of Directors at eleven members. Directors are elected to serve until the next annual meeting of stockholders, and the term of each of the current directors will expire at the Annual Meeting.

Stockholder Nominations for Board Membership

The Nominating/Corporate Governance Committee of the Board of Directors recommends to the Board director candidates for nomination and election at each annual meeting of stockholders or for appointment to fill vacancies on the Board.

The Nominating/Corporate Governance Committee will review and evaluate the qualifications of proposed director candidates recommended to it from various sources, including candidates proposed by our stockholders in accordance with the procedures established for that purpose. To enable the Nominating/Corporate Governance Committee to consider a stockholder recommendation in connection with the 2023 Annual Meeting, we must receive the recommendation on or before December 12, 2022.

In accordance with Article II, Section 5 of the By-Laws, director nominations for the 2023 Annual Meeting can only be made by a stockholder of the Company who (i) is a stockholder of record on the date of the giving of the notice of such director nominations and on the record date for the determination of stockholders entitled to vote at the 2023 Annual Meeting and (ii) complies with the notice requirements and procedures set forth in Article II, Section 5 of the By-Laws. A stockholder’s notice to the Secretary of the Company with respect to any such nominations must be timely and in proper written form pursuant to Article II, Section 5 of the By-Laws, including containing certain information concerning the nominating or proposing stockholder and certain information concerning the nominee. The notice must be delivered to, or mailed and received at, our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the date of our 2022 Annual Meeting. Accordingly, any written notice given by or on behalf of a stockholder pursuant to Article II, Section 5 of our By-Laws in connection with the 2023 Annual Meeting must be received no later than January 25, 2023 and no earlier than December 26, 2022. A copy of our By-Laws may be obtained by any stockholder, without charge, upon written request to the Secretary of the Company at the address set forth above.

Directors and Nominees for Election to the Board of Directors

Upon recommendation of the Nominating/Corporate Governance Committee of the Board of Directors, the Board of Directors has nominated and is recommending to the stockholders the election of each of the eleven nominees named below to serve as a director of the Company until the next annual meeting of our stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal from office. All of the nominees except Mr. Peter A. Davis and Ms. Arian Simone Reed were elected directors at last year’s Annual Meeting of Stockholders. Mr. Davis and Ms. Reed were appointed by the Board to serve as directors in January 2022, when the number of directors was expanded to eleven. Mr. Davis and Ms. Reed were recommended as director nominees by the Nominating/Corporate Governance Committee, based on the Company’s guiding principle that the composition of a board should reflect a diversity of thought, backgrounds, skills, experiences and expertise, racial and/or gender diversity, and a range of tenures that are appropriate given the Company’s current and anticipated circumstances. All nominees have agreed to be named in this Proxy Statement and to serve on the Board of Directors if elected.

The names and biographical summaries of the eleven persons who have been recommended by the Nominating/Corporate Governance Committee of the Board of Directors and nominated by the Board of Directors to stand for election at the Annual Meeting are provided below for your information.

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Our Board of Directors is responsible for overseeing our business in a manner consistent with the Board’s fiduciary duty to our stockholders. This significant responsibility requires that our directors consist of individuals who are well-qualified for service on our Board and its committees and demonstrate a commitment to the success of the Company and to serve in the best interests of our stockholders.

The following matrix identifies the relevant skills, experience and qualifications of our eleven director nominees. The skills and experience identified below are reviewed by the Nominating/Corporate Governance Committee, in addition to other qualifications, and nominees are selected with a view to establishing a Board of Directors that consists of individuals who have extensive business leadership experience, are independent, bring diverse perspectives to the Board, and possess high ethical standards, sound business judgment and acumen, and a willingness to devote the time necessary for the Board to effectively fulfill its responsibilities. We believe that all of the director nominees possess these qualifications and provide the Board with a full complement of knowledge, business skills and expertise for the effective management of the Company.

	Rosenfeld	Davis	Ferrara	Klipper	Kumar	Lynch	Migliorini	Reed	Sachdev	Smith	Varela
Knowledge, Skills and Experience
Public Company Board Experience	•		•			•			•
Finance/Accounting	•		•	•		•	•		•
Executive Leadership Experience	•	•	•	•	•	•	•	•	•	•	•
Risk Oversight/ Management	•		•	•					•
Retail Industry Experience	•	•	•	•		•	•			•	•
Independence		•	•	•	•	•	•	•	•	•

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This table provides a summary view of the diversity attributes of the current Board of Directors as of March 21, 2022. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of March 21, 2022)
Total Number of Directors	11
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	4	7	0	0
Part II: Demographic Background
African American or Black	1	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	1	0	0	0
Native Hawaiian or Pacific Islander	0	1	0	0
White	2	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	1
Did Not Disclose Demographic Background	0

In addition to these general qualifications and attributes, provided below for each nominee for director is a discussion of the specific experience, qualifications, attributes and skills that led to the Board’s conclusion that the nominee should serve as a director.

Name	Principal Occupation	Age	Year Became a Director
Edward R. Rosenfeld	Chairman of the Board and Chief Executive Officer, Steven Madden, Ltd.	46	2008

Peter A. Davis	Retired executive in the footwear and apparel industry and Founder and Managing Director of Pete Davis Basketball, LLC, a grassroots community youth basketball organization	68	2022

Al Ferrara	Retired National Director of the Retail and Consumer Products Division of BDO USA, LLP, a major international accounting firm	71	2019

Mitchell S. Klipper	Retired Chief Executive Officer of Barnes & Noble, Inc.’s Retail Group, one of the largest retail booksellers in the United States	64	2018

Maria Teresa Kumar	President and CEO of Voto Latino, which she co-founded in 2004 and built into America’s largest Latinx voter registration and advocacy organization	48	2021

Rose Peabody Lynch	Retired owner of Marketing Strategies, LLC, New York based consulting firm of which she was founder and President, which focused on strategic marketing and operating issues for small to medium-sized companies	72	2014

Peter Migliorini	Sales Manager, Greschlers, Inc., a building supplies company	73	1996

Arian Simone Reed	President and Chief Executive Officer of Fearless Fund, a venture capital fund that she co-founded in 2018	41	2022

Ravi Sachdev	Partner, Clayton Dubilier & Rice, LLC, a global alternative investment firm	45	2008

Robert Smith	Founder and Chief Executive Officer of Phluid Project, part retail concept and part experimental platform, completely gender neutral, with a website to offer products and programs worldwide	56	2014

Amelia Newton Varela	President, Steven Madden, Ltd.	50	2016
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Additional Information About the Directors

Other Public Company Directorships

Four of our directors also currently serve as directors of other public companies:

•	Mr. Rosenfeld is a director and chairman of the Audit & Risk Management Committee of PVH Corp. (NYSE: PVH), one of the world’s largest apparel companies.
•	Mr. Ferrara is a director and chairman of the Audit Committee of VIVAKOR, Inc. (NASDAQ: VIVK), a socially responsible operator, acquirer and developer of clean energy technologies and environmental solutions.
•	Ms. Lynch is a director and member of the Compensation Committee, Pension Committee, and Nominating Committee of General American Investors Company, Inc. (NYSE: GAM), a closed-end fund that manages a global portfolio of investments consisting mainly of U.S. and foreign securities.
•	Mr. Sachdev is a director and member of the Strategy Committee and Compensation Committee of Covetrus, Inc. (NASDAQ: CVET), a global animal-health technology and services company and the Board of Directors of Agilon Health, Inc. (NYSE: AGL), a technology-enabled services platform for the physicians’ market.

Specific Qualifications, Attributes, Skills and Experience of Directors

Edward R. Rosenfeld has served as our Chairman of the Board and Chief Executive Officer since August 2008 and has been a director of the Company since February 2008. Mr. Rosenfeld, who joined our executive management team in May 2005, has more than two decades of experience focused on the retail, apparel and footwear industries and possesses particular knowledge of and experience in the industry that strengthens the Board’s collective qualifications, skills and experience. His background in finance and his analytical skills gained through his years as a Vice President with Peter J. Solomon Company, an investment banking boutique, where he specialized in mergers and acquisitions in the retail, apparel and footwear industries, provide the Board with insight and guidance with respect to, among other things, strategic business development matters. Mr. Rosenfeld has strong leadership skills and an in-depth understanding of the Company and its goals from his positions as the Chairman of the Board and Chief Executive Officer. Mr. Rosenfeld serves as a director and chairman of the Audit & Risk Management Committee of PVH Corp. (NYSE: PVH), one of the world’s largest apparel companies.

Peter A. Davis has served as a director of the Company and as a member of the Compensation Committee since January 2022. Mr. Davis has over 30 years of experience in the footwear and apparel industry, having held executive leadership positions in sales and marketing with companies including Skechers, Fila, Reebok, Joy & Mario, and Dynasty Footwear. He also founded The Infamous Black Sheep Brand, an urban action sports lifestyle brand. A former player in the NBA, Mr. Davis founded Pete Davis Basketball, LLC, a grassroots community youth basketball organization, in 2019 and today serves as its Managing Director. Prior to founding Pete Davis Basketball, LLC, Mr. Davis was the Senior Vice President of Footwear for Joy & Mario Footwear, a footwear company based in Southern California from 2013 to 2018. Mr. Davis’ years of experience in our industry provide relevant knowledge, expertise, and leadership to the Board.

Al Ferrara has served as a director of the Company and as a member of the Audit Committee since July 2019. In May 2020, Mr. Ferrara became the Chairman of the Audit Committee and a member of the Nominating/Corporate Governance Committee. He is a retired certified public accountant having retired from his position as a partner with BDO USA, LLP, a major international accounting firm, in August 2016 after 25 years with the firm, most recently serving as National Director of the Retail & Consumer Products Division. Mr. Ferrara also served as a director on the firm’s Board of Directors from 2003 through 2010 and was also a director and BDO representative on the Board of Directors of BDO Capital Advisors, LLC from 2000 to 2015. Mr. Ferrara served as a member of the Board of Directors of Barnes & Noble, Inc., the nation’s largest retail bookseller, from 2016 until its sale in August 2019 and also served on its Audit Committee and Compensation Committee. In September 2020, Mr. Ferrara was appointed to the Board of Directors of VIVAKOR, Inc. (NASDAQ: VIVK), a socially responsible operator, acquirer and developer of clean energy technologies and environmental solutions, where he serves as the Chairman of its Audit Committee. Mr. Ferrara’s decades of relevant experience as a certified public accountant, the director of retail practice at a major international accounting firm, and as a member of the audit committee of a public company enhance the financial oversight capabilities of our Board and its Audit Committee.

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Mitchell S. Klipper has served as a director of the Company since April 2018, as a member of the Audit Committee since June 2018 and as a member of the Corporate Social Responsibility Committee since August 2019. Mr. Klipper served as the Chief Executive Officer of the Retail Group of Barnes & Noble, Inc., one of the nation’s largest retail booksellers, from March 2010 to May 2015. Mr. Klipper began his career at Barnes & Noble as Chief Financial Officer of B&N College in June 1986. He subsequently held several executive positions at Barnes & Noble, Inc., including Executive Vice President, President of Barnes & Noble Development and Chief Operating Officer. Prior to joining Barnes & Noble, Inc., Mr. Klipper was an Audit Manager with KMG Main Hurdman, a certified public accounting firm and predecessor to KPMG. He also served on the advisory board of Modell’s Sporting Goods, a sporting goods retailer, from 2006 through 2018. Mr. Klipper’s decades of relevant experience in retail management, general business and accounting enhance the leadership and oversight capabilities of our Board.

Maria Teresa Kumar has served as a director of the Company and as a member of the Corporate Social Responsibility Committee since January 2021. Ms. Kumar is the President and CEO of Voto Latino, America’s largest Latinx voter registration and advocacy organization, which she co-founded in 2004. She is also a regular on-air contributor for MSNBC. Ms. Kumar serves on the Boards of Emily’s List and the World Economic Forum’s Global Shapers and is a World Economic Forum Young Global Leader and a Council on Foreign Relations Life Member. Ms. Kumar graduated from U.C. Davis with a B.A. in International Affairs and earned her Masters’ in Public Policy from Harvard’s Kennedy School. Ms. Kumar’s extensive experience in management, leadership, social advocacy and working with non-profits enhance Board leadership and management oversight with a unique perspective on corporate social responsibility.

Rose Peabody Lynch has served as a director of the Company since April 2014, as a member of the Compensation Committee since June 2014, and as a member of the Corporate Social Responsibility Committee since August 2019. Ms. Lynch formerly served on the Audit Committee from June 2014 to July 2019, when she became a member of the Corporate Social Responsibility Committee. Until recently, Ms. Lynch operated her own New York based consulting business, Market Strategies, LLC, which focused on strategic marketing and operating issues for small to medium-sized companies. She possesses over 30 years of business experience, including tenures as the President and in other senior executive officer positions of major companies in the beauty and fashion industries, and has extensive executive level financial and operating experience. Her experience serving as a director and as a senior executive for a range of companies, including Victoria’s Secret (a lingerie, clothing, and beauty retailer), Trowbridge Gallery (a supplier of fine art to the interior design trade) and Danskin, Inc. (a leading manufacturer of women’s dance and active wear), enhances the Board’s leadership and oversight capabilities. Ms. Lynch has served on several boards, including The Harmony Group-LeRoi Princeton (a manufacturer of children’s apparel), Salant Corporation (Perry Ellis Menswear) and Frederick’s of Hollywood (a retailer of women’s apparel and lingerie). Currently, Ms. Lynch serves on the board of General American Investors Company, Inc. (NYSE: GAM). In her role on the GAM Board, she serves on the Compensation Committee, along with the Pension and Nominating Committees. She was a member of the Audit Committee and Nominating and Governance Committees during her tenure at Salant and chaired the Compensation Committee during her tenure on the board of Frederick’s of Hollywood. In addition, Ms. Lynch has held leadership positions with a variety of not-for-profit organizations. She currently serves on the Board of Directors of the Princeton University Varsity Club and is President of her Princeton University class. She also served two terms on the Board of Trustees of Concord Academy in Concord, Massachusetts and rotated off the Board in July 2021. Ms. Lynch is a member of the Women and Foreign Policy Advisory Council at the Council on Foreign Relations.

Peter Migliorini has served as a director of the Company since October 1996 and has served on the Nominating/Corporate Governance Committee, as its Chair, since July 2004 and the Compensation Committee, as its Chair, since July 2004. Mr. Migliorini formerly served on the Audit Committee, from October 1996 until June 2018. Mr. Migliorini is the Presiding Director over all executive sessions of the independent directors. Mr. Migliorini possesses extensive executive level financial, sales and operations experience. Mr. Migliorini currently serves as sales manager for Greschlers, Inc., a building supplies company. Prior to joining Greschlers, Mr. Migliorini served as Director of Operations for Mackroyce Group, a construction company, from 1987 to 1994. Earlier, Mr. Migliorini held various positions of increasing responsibility from Assistant Buyer to Chief Planner/Coordinator for several shoe companies, including Meldisco Shoes, Perry Shoes and Fasco Shoes. His numerous years of business experience at various levels and in various industries provide the Board with a measure of practical orientation regarding our operations and growth endeavors. Mr. Migliorini’s early experience in the shoe industry also provides relevant knowledge and expertise in our specific industry.

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Arian Simone Reed has served as a director of the Company and as a member of the Nominating/Corporate Governance Committee since January 2022. Ms. Reed is the President and Chief Executive Officer of Fearless Fund, a venture capital fund that invests in women of color led businesses, which she co-founded in 2018. Prior to Fearless Fund, Ms. Reed was the owner of AR PR Marketing, a publicity and marketing strategy firm from 2004 to 2017. Ms. Reed serves as a member on the Board of Directors for the Birmingham Civil Rights Institute. In 2021, she was the recipient of the 15th Annual General Motors African Ancestry Network Black History Month Celebration Entrepreneurial Spirit Award and the Detroit Branch NAACP Great Expectations Award. Ms. Reed’s marketing expertise, leadership, social advocacy, and working with entrepreneurs will enhance Board leadership, strategic business development, and provide a unique perspective on corporate social responsibility.

Ravi Sachdev has served as a director of the Company and as a member of the Audit Committee since September 2008 and as a member of the Nominating/Corporate Governance Committee since August 2019. As a Partner of the private equity firm Clayton Dubilier & Rice, LLC since June 2015, Mr. Sachdev focuses on the healthcare sector. Earlier, Mr. Sachdev worked at several investment banks. He was a Managing Director and Co-Head of Healthcare Services at J.P. Morgan from November 2010 and prior to that held the positions of Managing Director at Deutsche Bank Securities, Inc. from January 2009 until November 2010 and Director at Deutsche Bank from January 2007 until January 2009. Prior to joining Deutsche Bank in 2006 as a Vice President, Mr. Sachdev served as a Vice President at Peter J. Solomon Company, an investment banking boutique, specializing in mergers and acquisitions in the healthcare sector, from 1998 to 2006. Mr. Sachdev possesses knowledge of finance and the financial analytics used to measure business performance. His 20 years of professional experience in investment banking and private equity brings to the Board a thorough understanding of the financial issues affecting public companies and greater insights in business valuation together with a practical orientation with respect to acquisitions and integrations. Mr. Sachdev also serves on the Board of Directors and the Strategy Committee and Compensation Committee of Covetrus, Inc. (NASDAQ: CVET), a global animal-health technology and services company and the Board of Directors of Agilon Health, Inc. (NYSE: AGL), a technology-enabled services platform for the physicians’ market.

Robert Smith has served as a director of the Company since April 2014 and has served on the Compensation Committee since June 2014 and on the Corporate Social Responsibility Committee, as its Chair, since August 2019. Mr. Smith formerly served on the Nominating/Corporate Governance Committee from June 2014 to July 2019, when he became a member of the Corporate Social Responsibility Committee. Mr. Smith is the Chief Executive Officer of Phluid Project and GET Phluid, which he founded in 2018. Prior to Phluid Project, Mr. Smith was the Chief Merchandising Officer for Haddad Brands from 2013 to 2017, a global children’s apparel and accessories licensing partner for iconic brands such as Levi’s, Hurley, Nike, Jordan and Converse. Before his former position with Haddad Brands, Mr. Smith served as Executive Vice President, Merchandising from 2010 to 2012 for Limited Brands, at Victoria’s Secret Direct, the largest direct-to-consumer women’s apparel retailer in the United States. Prior thereto, Mr. Smith held various senior merchandising positions at Macy’s Inc. between 1998 and 2010, beginning with Vice President, Merchandise Manager, Macy’s West and culminating with Executive Vice President, Merchandising for Juniors, Kids, Intimate Apparel, Dresses, Suits, Coats and Swimwear. Earlier, Mr. Smith was a Merchandiser for XOXO Apparel Company and held various positions with Burdine’s Department Stores. Mr. Smith possesses nearly 30 years of business experience in the fashion industry and has extensive executive level expertise in merchandising. His experience in this area further enhances the Board’s depth of understanding of the industry.

Amelia Newton Varela has served as President of the Company since September 2015 and has been a director since 2016. Prior to this tenure, Ms. Varela was Executive Vice President of Wholesale of the Company since April 2008 and Executive Vice President of Wholesale Footwear of the Company from November 2004 to April 2008. Previously, she was Vice President of Sales for Steve Madden Women’s Wholesale Division from January 2000. Ms. Varela began her career with the Company in 1998 in the role of Account Executive for Steve Madden Women’s Wholesale Division. She graduated from The Fashion Institute of Technology in 1995. Ms. Varela’s over 20 years of experience at the Company provides relevant industry knowledge and expertise, and leadership to the Board.

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Required Vote

Proxies will be voted for the election of the eleven nominees as directors of the Company unless otherwise specified in the proxy. A plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be necessary to elect the nominees as directors. This means that the director nominees who receive the greatest number of affirmative votes cast are elected as directors, subject to our Director Election (Majority Voting) Policy, which is described below. If, for any reason, any nominee is unable or unwilling to serve, the proxies will be voted for a substitute nominee, who will be designated by the Board of Directors at the Annual Meeting. Stockholders may abstain from voting by marking the appropriate boxes on the accompanying proxy. Abstentions will be counted separately and used for purposes of calculating whether a quorum is present at the Annual Meeting, but will have no effect on the outcome of the vote.

Director Election (Majority Voting) Policy

In uncontested elections, it is our policy that any nominee for director who receives a greater number of “WITHHOLD” votes than “FOR” votes for his or her election must promptly submit a letter offering his or her resignation to the Nominating/Corporate Governance Committee following the certification of the stockholder vote. In such event, the Nominating/Corporate Governance Committee would then consider the offer of resignation and make a recommendation to the independent member of the Board of Directors as to whether or not the resignation should be accepted. For more information about this policy, see “Corporate Governance – Director Election (Majority Voting) Policy” below.

Recommendation of the Board of Directors

The Nominating/Corporate Governance Committee of the Board and the entire Board of Directors unanimously recommend a vote “FOR” the election of Ms. Maria Teresa Kumar, Ms. Rose Peabody Lynch, Ms. Arian Simone Reed, Ms. Amelia Newton Varela and Messrs. Edward R. Rosenfeld, Peter A. Davis, Al Ferrara, Mitchell S. Klipper, Peter Migliorini, Ravi Sachdev, and Robert Smith.

CORPORATE GOVERNANCE

The Board of Directors

Our business is managed under the direction and oversight of the Board of Directors, who are elected by our stockholders. Directors meet their responsibilities by participating in meetings of the Board of Directors and the various committees of the Board on which they sit. They also communicate with our Chairman and Chief Executive Officer and other officers and employees of the Company and consult with our independent registered public accounting firm and other third parties. The size of the Board is fixed at eleven members. Nine current directors are independent and two current directors are not independent. The Nominating/Corporate Governance Committee determined to nominate all eleven current directors for election to our Board.

Director Independence

The Board of Directors has determined that the following director nominees are “independent” for purposes of the criteria of the SEC and The Nasdaq Global Select Market listing standards: Ms. Kumar, Ms. Lynch, Ms. Reed, and Messrs. Davis, Ferrara, Klipper, Migliorini, Sachdev, and Smith. If the eleven nominees set forth above are elected, the Board will consist of a majority of independent directors. The Board of Directors has held regularly scheduled executive sessions for the independent directors, with Mr. Migliorini serving as Presiding Director of such executive sessions.

Involvement in Certain Legal Proceedings

During the past ten years none of the persons currently serving as executive officers and/or directors of the Company has been the subject matter of any legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K. Nor are any such legal proceedings believed to be contemplated by governmental authorities against any director or executive officer. Further, no executive officers, directors, beneficial owners of more than five percent of the Company’s common stock, or any other actor mentioned in Item 103(c)(2) of Regulation S-K is a party adverse to the Company in a material proceeding or has a material interest adverse to the Company.

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Director Attendance at Meetings

Attendance at Annual Meetings of Stockholders

We have no specific policy regarding director attendance at our annual meetings of stockholders. We encourage all our directors to attend annual meetings of our stockholders and three directors attended our 2021 annual meeting of stockholders.

Attendance at Meetings of the Board of Directors

The Board of Directors held four regularly scheduled meetings and one special meeting during the 2021 Fiscal Year and acted by unanimous written consent on four occasions during the 2021 Fiscal Year. In the 2021 Fiscal Year, each director attended 75% or more of the total number of Board meetings and the total number of meetings held by all committees on which he or she then served. In the 2021 Fiscal Year, Peter A. Davis and Arian Simone Reed were not members of the Board.

Director Election (Majority Voting) Policy

We have adopted a Director Election (Majority Voting) Policy. Pursuant to this policy, in an uncontested election of directors (that is, an election where the number of nominees is equal to the number of seats open) any nominee for director who receives a greater number of “WITHHOLD” votes than “FOR” votes for his or her election must promptly submit an offer of resignation to the Nominating/Corporate Governance Committee following the certification of the stockholder vote for consideration in accordance with the following procedures. In such event, upon receipt of the resignation, the Nominating/Corporate Governance Committee would promptly consider the appropriateness of the director’s continued service on the Board of Directors and recommend to the Qualified Independent Directors (as defined below) the action to be taken with respect to the resignation, which could include (1) accepting the resignation; (2) rejecting the resignation; (3) retaining the director but addressing what the Qualified Independent Directors believe to be the underlying cause of the “WITHHOLD” votes; or (4) determining that the director will not be renominated by the Board of Directors in future elections. The Nominating/Corporate Governance Committee would consider factors such as (a) the reasons expressed by the stockholders for withholding votes from such director; (b) any possibilities for curing the underlying cause of the “WITHHOLD” votes; (c) the tenure and qualifications of the director and his or her past and expected future contributions to the Company; (d) the overall composition of the Board of Directors, including, without limitation, whether accepting the resignation would cause the Company to fail to meet any applicable SEC or Nasdaq requirement; (e) the availability of other qualified candidates; and (f) our Board of Director Candidate Guidelines.

The Qualified Independent Directors would then act on the Nominating/Corporate Governance Committee’s recommendation no later than 90 days following the date of the stockholders’ meeting at which the director election occurred. In considering the Nominating/Corporate Governance Committee’s recommendation, the Qualified Independent Directors would review the factors considered by the Nominating/Corporate Governance Committee and such additional information and factors that they believe to be relevant. Following the Qualified Independent Directors’ decision, we would promptly disclose the decision in a Current Report on Form 8-K. The Form 8-K would include a full explanation of the process by which the decision of the Qualified Independent Directors was reached and, if applicable, the reasons why the offer of resignation was rejected.

If an offer of resignation were to be accepted, the Nominating/Corporate Governance Committee would recommend to the Board of Directors whether to fill the vacancy or reduce the size of the Board of Directors accordingly. Any director required to submit his or her resignation pursuant to this policy would not participate in the Nominating/Corporate Governance Committee’s recommendation or the Qualified Independent Directors’ consideration of the resignation. Prior to voting on the director’s resignation offer, the Qualified Independent Directors would provide to the director an opportunity to submit any information or statement that he or she believes relevant to the Qualified Independent Directors’ consideration of the resignation.

For purposes of this policy, “Qualified Independent Directors” means all directors who (1) are “independent” for purposes of The Nasdaq Global Select Market listing standards and (2) are not required to offer their resignation in accordance with this policy. If there are fewer than three independent directors then serving on the Board of Directors who are not required to submit their resignations in accordance with this policy, then the Qualified Independent Directors shall consist of all of the independent directors and each independent director who is required to offer his or her resignation in accordance with this policy shall recuse himself or herself from the deliberations and voting only with respect to his or her individual offer to resign.

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Committees of the Board

Among other committees, the Board of Directors has a standing Audit Committee, Compensation Committee, Nominating/Corporate Governance Committee, and Corporate Social Responsibility Committee. Each committee has a written charter. The table below provides current membership for each Board committee and the number of meetings held by each Board committee in the 2021 Fiscal Year.

Committees of the Board of Directors

Director	Audit	Compensation	Nominating/ Corporate Governance	Corporate Social Responsibility
Al Ferrara	Chair		Member
Peter A. Davis*		Member
Mitchell S. Klipper	Member			Member
Maria Teresa Kumar				Member
Rose Peabody Lynch		Member		Member
Peter Migliorini		Chair	Chair
Arian Simone Reed*			Member
Edward R. Rosenfeld
Ravi Sachdev	Member		Member
Robert Smith		Member		Chair
Amelia Newton Varela
Number of Meetings in 2021 Fiscal Year	4	4	2	4
Number of Actions by Written Consents in 2021 Fiscal Year	1	2	0	0

*	In the 2021 Fiscal Year, Peter A. Davis and Arian Simone Reed were not members of the Board.

Audit Committee

The Audit Committee consists entirely of directors who are “independent” for purposes of The Nasdaq Global Select Market listing standards and who meet the independence requirements contained in Exchange Act, Rule 10A-3(b)(1). The Board has determined that each of Messrs. Ferrara, Klipper, and Sachdev meets the SEC criteria of an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act. The Audit Committee is primarily responsible for reviewing the services performed by our independent registered public accountants, evaluating our accounting policies, our system of internal controls over financial reporting (ICFR), and information security and technology, including cybersecurity, and reviewing significant financial transactions.

The Audit Committee is responsible for reviewing and striving to ensure the integrity of our financial statements and oversight of our compliance with legal and regulatory requirement, our internal audit function and our information security and technology. Among other matters, the Audit Committee, with management and independent and internal auditors, reviews the adequacy of our internal accounting controls that could significantly affect our financial statements. The Audit Committee is also directly and solely responsible for the appointment, retention, compensation, oversight and termination of our independent registered public accountants. In addition, the Audit Committee functions as the Company’s Qualified Legal Compliance Committee (the “QLCC”). The purpose of the QLCC is to receive, retain and investigate reports made directly, or otherwise made known, of evidence of material violations of any United States federal or state law, including any material breach of fiduciary duty, by the Company or our officers, directors, employees or agents and, if an investigation was necessary, to recommend an appropriate response to the Company.

Management has primary responsibility for our financial statements and the overall reporting process, including our system of internal controls over financial reporting. Our independent registered public accountants audit our annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America and discuss with the Audit Committee any issues they believe should be raised. Our independent registered public accountants also issue an opinion on our internal controls over financial reporting.

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The Audit Committee is also responsible for the oversight of our risk management process, which is discussed in the “Risk Oversight” section below.

In performing its functions, the Audit Committee meets with management on at least a quarterly basis to review and discuss the quarterly financial statements, annual audited financial statements and related reports and to consider the adequacy of our internal controls and the objectivity of our financial reporting. From time to time, the Audit Committee, with management, identifies and reviews other areas of risks related to our operations and at least quarterly receives reports on and reviews cybersecurity risks as well as our approach to managing such risks. Our Chief Information Security Officer presents to the Audit Committee regarding cybersecurity on at least a quarterly basis. The Audit Committee discusses these matters with our independent registered public accountants and with appropriate Company financial personnel. Meetings are held with the independent registered public accountants, who have unrestricted access to the Audit Committee. In addition, the Audit Committee reviews our financing plans and reports and makes recommendations to the full Board of Directors for approval and to authorize action. The Board has adopted a written charter setting out the functions the Audit Committee is to perform. A copy of the Audit Committee Charter is available on our website at https://investor.stevemadden.com/corporate-governance/highlights. The Audit Committee held four meetings and undertook one action by written consent during fiscal year 2021.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee consists of directors who are “independent” for purposes of The Nasdaq Global Select Market listing standards and the requirements of the National Association of Security Dealers.

The Nominating/Corporate Governance Committee provides oversight with respect to a wide range of issues relating to the operation of the Board, including consideration of and recommendations regarding the size and composition of the Board of Directors and identification of potential candidates to serve as directors. The Nominating/Corporate Governance Committee identifies candidates to the Board of Directors by introductions from management, members of the Board of Directors, employees of the Company or other sources, including stockholders that satisfy our policy regarding stockholder recommended candidates (as described below). To enable the Nominating/Corporate Governance Committee to consider a stockholder recommendation in connection with the 2023 Annual Meeting, we must receive the recommendation on or before December 12, 2022. The Nominating/Corporate Governance Committee does not evaluate director candidates recommended by stockholders that satisfy our policy differently than director candidates recommended by other sources.

Stockholders wishing to submit director nominations for the 2023 Annual Meeting should write to the Secretary, Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104. In accordance with Article II, Section 5 of the By-Laws, director nominations for the 2023 Annual Meeting can only be made by a stockholder of the Company who (i) is a stockholder of record on the date of the giving of the notice of such director nominations and on the record date for the determination of stockholders entitled to vote at the 2023 Annual Meeting and (ii) complies with the notice requirements and procedures set forth in Article II, Section 5 of the By-Laws. A stockholder’s notice to the Secretary of the Company with respect to any such nominations must be timely and in proper written form pursuant to Article II, Section 5 of the By-Laws, including containing certain information concerning the nominating or proposing stockholder and certain information concerning the nominee. The notice must be delivered to, or mailed and received at, our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the date of our 2022 Annual Meeting. Accordingly, any written notice given by or on behalf of a stockholder pursuant to Article II, Section 5 of our By-Laws in connection with the 2023 Annual Meeting must be received no later than January 25, 2023 and no earlier than December 26, 2022. If the notice is received outside of that time frame, then we are not required to include the nominees in our proxy materials for the 2023 Annual Meeting.

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In considering candidates for the Board of Directors, the Nominating/Corporate Governance Committee considers our Board of Director Candidate Guidelines and Director Election (Majority Voting) Policy, available on our website at https://investor.stevemadden.com/corporate-governance/highlights, our policy regarding stockholder recommended director candidates, as set forth above, and all other factors that it deems appropriate, including the individual’s character, education, experience, knowledge and skills. While our Board of Director Candidate Guidelines do not expressly identify diversity as a factor for consideration regarding the evaluation of director candidates, diversity is among the many factors the Nominating/Corporate Governance Committee considers in the candidate evaluation process. To assess the effectiveness of the mandate set forth in the Nominating/Corporate Governance Committee’s charter, the Nominating/Corporate Governance Committee reviews annually with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience and diversity required for the Board as a whole.

Additionally, the Nominating/Corporate Governance Committee takes a leadership role in shaping the corporate governance of the Company. The Nominating/Corporate Governance Committee develops and recommends corporate governance principles for the Company, makes recommendations to the Board of Directors in support of such principles, and oversees the evaluation of the Board of Directors, its committees, and the Company’s senior executives. The Nominating/Corporate Governance Committee operates under a formal charter that governs the Committee’s composition, powers and responsibilities. A copy of the Nominating/Corporate Governance Committee Charter is available on our website at https://investor.stevemadden.com/corporate-governance/highlights. The Nominating/Corporate Governance Committee held two meetings during fiscal year 2021.

Compensation Committee

The Compensation Committee consists of directors who are “independent” for purposes of The Nasdaq Global Select Market listing standards, who are “non-employee directors” pursuant to Exchange Act Rule 16b-3, and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986.

The Compensation Committee is responsible for establishing and overseeing our compensation and incentive plans and program; determining and approving compensation for our executive officers, including salaries, bonuses, perquisites and equity awards; reviewing and approving compensation and awards for our executive officers under our compensation and incentive plans and program; administering our equity compensation plans; reviewing and approving a compensation program for independent members of the Board; and assisting the Board in discharging the Board’s responsibilities relating to management organization, performance, compensation and succession. The Compensation Committee also reviews executive education and development programs; evaluates the competitiveness of the compensation of the Company’s executive officers; reviews and approves of the corporate goals and objectives used to determine executive compensation; and monitors the amount of Company equity used for compensation. The Compensation Committee has the authority to seek the advice of compensation consultants in carrying out its duties and responsibilities; however the Compensation Committee must assess the independence of the consultant before retaining them or receiving any advice. Independence factors that the Compensation Committee should consider are described in the “Role of the Compensation Committee – Independence of Outside Advisors” section below. The Compensation Committee operates under a formal charter adopted by the Board of Directors that governs its composition, powers and responsibilities. A copy of the Compensation Committee Charter is available on our website at https://investor.stevemadden.com/corporate-governance/highlights. The Compensation Committee held four meetings and undertook two actions by written consent during fiscal year 2021.

Corporate Social Responsibility Committee

The Corporate Social Responsibility Committee consists of directors who are “independent” for purposes of The Nasdaq Global Select Market listing standards.

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The Corporate Social Responsibility Committee is responsible for assisting the Board in its oversight of our initiatives, plans and practices with respect to corporate social responsibility matters of significance to the Company and the communities in which we operate. Corporate social responsibility matters include ethical and sustainable sourcing; human rights; the environment; supplier conduct; labor conditions; climate change; diversity in employment; charitable giving; government relations; and political spending. The Committee’s responsibility includes oversight of:

•	management’s evaluation of risks and opportunities with respect to corporate social responsibility matters;
•	management’s creation of key strategic initiatives, plans and practices with respect to corporate social responsibility matters;
•	our governance of, and performance relative to, such key strategic initiatives;
•	corporate social responsibility reporting, stakeholder engagement, and transparency; and
•	management’s assessment of the identity and scope of matters comprising corporate social responsibility.

The Corporate Social Responsibility Committee operates under a formal charter that governs the Committee’s composition, powers and responsibilities. The Corporate Social Responsibility Committee Charter requires that a majority of the committee’s members not be officers or employees of the Company or its affiliates. A copy of the Corporate Social Responsibility Committee Charter is available on our website at https://investor.stevemadden.com/corporate-governance/highlights. The Corporate Social Responsibility Committee held four meetings during fiscal year 2021.

Board Leadership Structure, Risk Oversight, Executive Sessions of Non-Employee Directors, and Communications Between Stockholders and the Board

Board Leadership Structure

As noted above, our Board currently comprises nine independent and two non-independent directors.

Mr. Rosenfeld has served as Chairman of the Board and Chief Executive Officer since August 2008 and has been a member of the Board since February 2008. Mr. Migliorini is currently serving as the Presiding Director. The Presiding Director is elected by the Board’s independent directors and presides over executive sessions of the independent directors. We believe that the number of independent, experienced directors who comprise our Board, along with the independent oversight of our Presiding Director, benefits the Company and our stockholders.

We recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. We believe our current Board leadership structure is optimal for the Company because it demonstrates to our employees, suppliers, customers, and other stakeholders that we are under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations and leading our Board in setting long-term strategy. Having a single leader for both the Company and our Board eliminates confusion and duplication of efforts and provides clear leadership for the Company. We believe the Company, like many U.S. companies, has been well-served by this leadership structure.

Because the positions of Chairman of the Board and Chief Executive Officer are held by the same person, the Board believes it is appropriate for the independent directors to elect one independent director to serve as a Presiding Director. In addition to presiding at executive sessions of the independent directors, the Presiding Director has responsibilities that include coordinating with the Chairman of the Board and Chief Executive Officer in establishing agenda and discussion items for Board meetings; retaining independent advisors on behalf of the Board as the Board may determine to be necessary or appropriate; and performing such other functions as the independent directors may designate from time to time.

Our Board conducts an annual evaluation to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for the Company and our stockholders.

Risk Oversight

Our Board is responsible for overseeing our risk management process. It focuses on our general risk management strategy and the most significant risks facing the Company and ensures that management implements appropriate risk mitigation strategies. Management also apprises the Board of particular risk management matters in connection with its general oversight and approval of corporate matters.

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The Board has delegated to the Audit Committee oversight of our risk management process. Among its duties, the Audit Committee reviews with management (a) our policies with respect to risk assessment and management of risks that may be material to the Company, (b) our system of disclosure controls and system of internal controls over financial reporting, (c) our compliance with legal and regulatory requirements, and (d) our systems and processes related to information security and technology, including cybersecurity. The Audit Committee is also responsible for reviewing major legislative and regulatory developments that could materially impact our contingent liabilities and risks. Our other Board committees also consider and address risks as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Our management is responsible for day-to-day risk management. Our risk management and internal audit areas serve as the primary monitoring and testing function for company-wide policies and procedures and manage the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

Executive Sessions of Independent Directors

The Board holds executive sessions of its independent directors generally at each regularly scheduled meeting. The Presiding Director serves as the chairperson for these executive sessions.

Communications between Stockholders and the Board

We have adopted a procedure by which stockholders may send communications to one or more members of the Board of Directors by writing to such director(s) or to the entire Board of Directors in care of the Secretary at Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104. The Board has instructed the Secretary of the Company to review all communications so received and to exercise discretion not to forward to the Board correspondence that he or she decides is inappropriate, such as business solicitations, frivolous communications and advertising, routine business matters (i.e., business inquiries, complaints, or suggestions) and personal grievances. However, any director may at any time request that the Secretary forward to such director any and all communications received by the Secretary, but not forwarded to the directors.

Codes of Business Conduct and Ethics

We have adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which is applicable to our Chief Executive Officer, Chief Financial Officer, controller, principal accounting officer, head of internal audit and such other employees of the Company as the Audit Committee may from time to time designate as “senior financial officers.” In addition, the individuals who serve on our Board of Directors are subject to a Code of Business Conduct and Ethics for the Board of Directors, and all of our employees are held accountable for adherence to our Code of Conduct. Each of the Code of Ethics for the Chief Executive Officer and Senior Financial Officers and the Code of Business Conduct and Ethics for the Board of Directors is included as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The Code of Conduct applicable to all of our employees is an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The Code of Ethics for the Chief Executive Officer and Senior Financial Officers, the Code of Business Conduct and Ethics for the Board of Directors and the Code of Conduct applicable to all of our employees (collectively, the “Conduct Codes”) are available on our website at https://investor.stevemadden.com/corporate-governance/highlights and may be obtained by any stockholder without charge upon request by writing to the Secretary at Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104. The Conduct Codes are intended to establish standards necessary to deter wrongdoing and to promote compliance with applicable governmental laws, rules and regulations and honest and ethical conduct. The Conduct Codes cover all areas of professional conduct, including conflicts of interest, fair dealing, financial reporting and disclosure, protection of our assets and confidentiality. Employees have an obligation to promptly report any known or suspected violation of the Conduct Codes without fear of retaliation. Waiver of any provision of the Conduct Codes for executive officers and directors may only be granted by the Board of Directors or the Nominating/Corporate Governance Committee, and we will disclose any such waiver or modification of the Conduct Codes relating to such individuals.

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Corporate Governance Principles

The Board of Directors has adopted Corporate Governance Principles as a set of guiding guidelines by which the Company is governed. The Corporate Governance Principles address various matters of corporate governance such as board size and composition, director qualifications and responsibilities, director compensation, limitations on service on other boards, board committees, director orientation and education, director access to management, management development and succession planning, and annual performance evaluations for the Board. They include a policy for the clawback of executive incentive compensation paid to senior executive officers if there is an accounting restatement by the Company due to intentional misconduct of a senior executive officer. In addition, in circumstances in which the Board of Directors believes it is appropriate, the clawback policy allows for the reimbursement, forfeiture or cancellation of incentive compensation paid or awarded to a senior executive officer who has engaged in willful misconduct in the performance of his or her duties that results in material financial harm or significant reputational harm to the Company.

The Nominating/Corporate Governance Committee reviews the Corporate Governance Principles annually to determine whether to recommend changes to the Corporate Governance Guidelines to reflect new laws, rules and regulations and governance best practices. A copy of the Corporate Governance Principles may be obtained by any stockholder without charge upon request by writing to the Secretary at Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104.

Stock Ownership Guidelines

The Board of Directors has adopted Stock Ownership Guidelines, which require a level of ownership of shares of our Common Stock by our directors and executive officers to align their interests with the long-term interests of our stockholders. The Stock Ownership Guidelines require our Chief Executive Officer to own shares of our Common Stock equal in value to five times his annual base salary. Other executive officers are required to own shares of our Common Stock equal in value to two times their annual base salary. The Stock Ownership Guidelines further require that each non-employee director must own shares of our Common Stock equal in value to two times the cash portion of the directors’ annual retainer or the equivalent if a retainer is not received in certain circumstances. Individuals subject to the Stock Ownership Guidelines must attain the required level of share ownership by the fifth anniversary of the later of (i) the effective date of the adoption of the Stock Ownership Guidelines and (ii) the date that the individual became a named executive officer or director. The named executive officer or director must retain an amount equal to 25% of the net shares of our Common Stock received as a result of the exercise, vesting or payment of any equity award we make until the applicable share ownership requirement is satisfied.

Prohibition on Hedging and Pledging of Our Common Stock

Our directors and executive officers and certain other persons designated from time to time by our Chief Financial Officer are prohibited from entering into hedging transactions and from pledging our Common Stock pursuant to a formal policy concerning such activities adopted by the Board of Directors. This policy does not apply to other employees of the Company.

Corporate Social Responsibility Policy

We are committed to operating our business in a socially responsible manner. We strive to incorporate this commitment into every aspect of our business, including the design of our products, the quality, safety and sourcing of our products, the safety and fair treatment of our employees, animal welfare and compliance with laws, including the Foreign Corrupt Practices Act and the SEC’s Conflict Minerals rule. These guiding principles are set forth in our Corporate Social Responsibility Policy, and we expect all our employees to be familiar with and to adhere to them. We strive to do business with vendors and suppliers that share our views and commitments to quality products and ethical business principles. We will only engage vendors and suppliers that demonstrate a commitment to meeting our standards. Our Corporate Social Responsibility Committee assists the Board in its oversight of management’s social responsibility obligations.

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Certain Relationships and Related Party Transactions

Steven Madden Employment Agreement. We believe that Steven Madden, our founder and Creative and Design Chief, provides unique and significant value in guiding the leadership of our creative process, both in his hands-on work for the Company and his collaboration with our designers, product professionals and marketing executives. Mr. Madden is a beneficial owner of more than 5% of the outstanding shares of our Common Stock. In addition, the public’s association of Mr. Madden’s name and likeness with our branded products is significant, meaningful, and integral to our success and has been, and continues to be, instrumental in creating long-term stockholder value. Based upon that belief, we further believe that his continuing involvement with the Company is essential, and to this end, we have for many years had an employment agreement with Mr. Madden as described below.

Mr. Madden’s agreement in its current form dates back to July 1, 2005, as subsequently amended on various occasions, most recently on March 25, 2019 (the “SM Agreement”). Under the SM Agreement, Mr. Madden has agreed to continue to serve as our Creative and Design Chief for a term continuing through December 31, 2026, for a base salary of $7,026,042 per annum together with the potential for cash bonuses at the sole discretion of our Board of Directors and an annual life insurance premium reimbursement of up to $200,000. Pursuant to the SM Agreement, on February 8, 2012, Mr. Madden was granted 2,194,584 restricted shares of Common Stock (as adjusted for our 2018 three-for-two stock split effected as a stock dividend), valued at approximately $40 million, under our Amended and Restated 2006 Stock Incentive Plan, which is referred to herein as the “2006 Plan.” The restricted stock vests in equal annual installments over seven years commencing on December 31, 2017 through December 31, 2023, subject to Mr. Madden’s continued employment with the Company on each such vesting date. On June 30, 2012, as allowed under the SM Agreement, Mr. Madden elected to receive an additional restricted stock award valued at approximately $40 million in consideration of a reduction in his annual base salary in years after 2012 to the amount reflected above. As a consequence, on July 3, 2012, Mr. Madden received 2,840,013 additional restricted shares of Common Stock vesting in six annual installments commencing on December 31, 2018 through December 31, 2023, subject to his continued employment with the Company on each such vesting date.

Under the SM Agreement, Mr. Madden is also eligible to receive annually, on or about the date of our annual meeting of stockholders (but not later than June 30), an option (the “Annual Option”) to purchase shares of Common Stock equal to the greater of (a) 100% of the largest aggregate number of shares of Common Stock available upon the exercise of an option or options granted to any other continuing full-time employee of the Company during the preceding twelve-month period or (b) 225,000 shares of Common Stock; provided, however, that a grant to Mr. Madden in excess of 150% of the number of shares of Common Stock subject to options granted to such other continuing full-time employee would require stockholder approval. Any Annual Option so granted vests quarterly over a one-year period and is exercisable for a period of five years at a price equal to the closing price of our Common Stock on the grant date. In addition, pursuant to the SM Agreement, on March 1, 2017, Mr. Madden received a one-time stock option grant to purchase 1,125,000 shares of our Common Stock at an exercise price of $24.90 as a result of our having achieved for the fiscal year ended December 31, 2016 earnings per share performance criteria set forth in the SM Agreement; such option vests in equal annual installments over a five-year period, which commenced on the first anniversary of the grant date.

Under the SM Agreement, if Mr. Madden dies, his estate would receive a payment equal to his base salary for the 12-month period immediately after the date of his death. Further, if Mr. Madden’s employment is terminated due to his total disability (as defined in the agreement), “for cause” (as defined in the agreement) or due to Mr. Madden’s resignation, we are obligated to pay Mr. Madden the amount of compensation that is accrued and unpaid through the date of termination. If Mr. Madden’s employment is terminated for any reason (other than “for cause” or due to his death, total disability or resignation), we are obligated to pay Mr. Madden, in installments, the balance of his base salary through the end of the term of the SM Agreement. If, during the period commencing 120 days prior to a “change of control” transaction (as defined in the SM Agreement) and ending on the first anniversary of a change of control transaction, Mr. Madden’s employment is terminated other than for cause or by his resignation for “good reason” (as defined in the SM Agreement), or if Mr. Madden resigns within 30 days following a change of control transaction, all unvested options held by Mr. Madden will be accelerated and vest on the date of termination or resignation, and Mr. Madden will be entitled to receive a lump sum cash payment equal to the amount of compensation that is accrued and unpaid through the date of termination plus $35 million. The SM Agreement contains other customary provisions, including provisions regarding expense reimbursement, confidentiality, non-solicitation and non-competition.

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For the 2021 Fiscal Year, Mr. Madden earned $7,026,042 in base salary and received $200,000 for the payment of an annual life insurance premium. Mr. Madden also received his Annual Option for the 2021 Fiscal Year to purchase 225,000 shares of Common Stock at a price per share of $43.83.

The most recent amendment entered into on March 25, 2019, effected the extension of the term of the SM Agreement for three years through December 31, 2026. In consideration of this extension, we have granted to Mr. Madden 200,000 shares of Common Stock, which shares are subject to certain restrictions, including that he will not sell, transfer, pledge, hypothecate, assign or otherwise dispose of the restricted shares except as set forth under his award agreement. The shares will vest in substantially equal annual installments over three years commencing on December 31, 2024, provided that Mr. Madden continues to be employed by the Company on each vesting date through December 31, 2026.

Loan to Steven Madden. On June 25, 2007, we made a loan to Mr. Madden in the amount of $3,000,000 to enable Mr. Madden to satisfy a personal tax obligation resulting from the exercise of a stock option that was due to expire. The loan is evidenced by a secured promissory note executed by Mr. Madden in our favor, the security for which is a certain securities brokerage account maintained by Mr. Madden with his broker; none of the securities in the securities brokerage account are shares of Common Stock. There have been successive amendments to the secured promissory note, the most recent of which occurred in April 2016. At that time the secured promissory note was amended to substitute the collateral securing the secured promissory note from shares of our Common Stock to the security interest in Mr. Madden’s securities brokerage account. Previously, on January 3, 2012, the secured promissory note was amended and restated to extend the maturity date of the obligation to December 31, 2023 and eliminate the accrual of interest after December 31, 2011. Prior to the January 3, 2012 amendment, the secured promissory note had been accruing interest at the rate of 6% per annum. In addition, the secured promissory note provides that, commencing on December 31, 2014 and annually on each December 31 thereafter through the maturity date, one-tenth of the principal amount thereof, together with accrued interest, will be cancelled by the Company provided that we have employed Mr. Madden on each such December 31. Contemporaneously, on each such December 31, we will release our security interest in a portion of the securities held in Mr. Madden’s securities brokerage account generally correlating to the amount of indebtedness cancelled on such date. As of December 31, 2011, interest in the amount of $1,090,000 had accrued on the principal amount of the secured promissory note and, as noted above, interest was eliminated after December 31, 2011. On December 31, 2021, we released Mr. Madden from his obligation to pay the required one-tenth of the original principal amount of the secured promissory note, together with accrued interest.

Review, Approval or Ratification of Transactions with Related Persons

Our Conduct Codes and Employee Handbook prohibit all conflicts of interest. Under the Conduct Codes, conflicts of interest occur when personal or professional interests interfere in any way, or even appear to interfere, with our interests. Our prohibition on conflicts of interest under the Conduct Codes includes any related party transaction.

Related person transactions must be approved by the Board, or by a committee of the Board consisting solely of independent directors, who will approve the transaction only if they determine that it is in our best interests. In considering the transaction, the Board or committee will consider all relevant factors, including, as applicable, (i) the business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties or, in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to the Company.

We have multiple processes for reporting conflicts of interest, including related party transactions. Under the Conduct Codes, all employees are required to report any actual or apparent conflict of interest, or potential conflict of interest, to management. The Chief Financial Officer distributes a questionnaire to our executive officers and management personnel quarterly and distributes a questionnaire to the members of the Board of Directors annually requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests, which information is then reviewed for any conflicts of interest under the Conduct Codes.

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The Board of Directors, the Audit Committee and the Disclosure Committee, which consists of management personnel, discuss the related party transactions, specifically, and in connection with the regular review processes attendant to our periodic filings, including related party transaction disclosures.

If a director is a party to or in some manner involved in a transaction involving the Company, he or she will be recused from all discussions and decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

COMPENSATION OF DIRECTORS IN THE 2021 FISCAL YEAR

The Compensation Committee is responsible for establishing and overseeing all matters pertaining to compensation paid to directors for service on the Board and its committees.

The following table sets forth information concerning the 2021 Fiscal Year compensation of our non-employee directors who served in the 2021 Fiscal Year. Following the table is a discussion of material factors related to the information disclosed in the table. Mr. Rosenfeld and Ms. Varela do not receive any compensation for their service on the Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		All Other Compensation ($)	Total ($)
Al Ferrara	120,000	119,980	(2)	—	239,980
Mitchell S. Klipper	95,000	119,980	(3)	—	214,980
Maria Teresa Kumar(4)	85,000	119,980	(5)	—	204,980
Peter Migliorini	100,000	119,980	(6)	—	219,980
Ravi Sachdev	95,000	119,980	(7)	—	214,980
Thomas H. Schwartz(8)	42,500	—		—	42,500
Rose Peabody Lynch	95,000	119,980	(9)	—	214,980
Robert Smith	95,000	119,980	(10)	—	214,980

(1)	Reflects the grant date fair value of stock awards calculated in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Assumptions used in the calculation of these amounts are included in Note I to our audited financial statements for the fiscal year ended December 31, 2021 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2022.
(2)	At December 31, 2021, the aggregate number of shares of restricted Common Stock held by Mr. Ferrara was 2,889, all of which was issued in the 2021 Fiscal Year, and Mr. Ferrara had no options outstanding.
(3)	At December 31, 2021, the aggregate number of shares of restricted Common Stock held by Mr. Klipper was 2,889, all of which was issued in the 2021 Fiscal Year, and Mr. Klipper had no options outstanding.
(4)	Ms. Kumar was appointed as a director on January 4, 2021.
(5)	At December 31, 2021, the aggregate number of shares of restricted Common Stock held by Ms. Kumar was 2,889, all of which was issued in the 2021 Fiscal Year, and Ms. Kumar had no options outstanding.
(6)	At December 31, 2021, the aggregate number of shares of restricted Common Stock held by Mr. Migliorini was 2,889, all of which was issued in the 2021 Fiscal Year, and Mr. Migliorini had no options outstanding.
(7)	At December 31, 2021, the aggregate number of shares of restricted Common Stock held by Mr. Sachdev was 2,889, all of which was issued in the 2021 Fiscal Year, and Mr. Sachdev had no options outstanding.
(8)	Mr. Schwartz served as a director until May 26, 2021.
(9)	At December 31, 2021, the aggregate number of shares of restricted Common Stock held by Ms. Lynch was 2,889, all of which was issued in the 2021 Fiscal Year, and Ms. Lynch had no options outstanding.
(10)	At December 31, 2021, the aggregate number of shares of restricted Common Stock held by Mr. Smith was 2,889, all of which was issued in the 2021 Fiscal Year, and Mr. Smith had no options outstanding.
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Directors who are also our employees are not paid any fees or other remuneration for service on the Board of Directors or any of its committees. In the 2021 Fiscal Year, each non-employee director received for service on the Board a grant of 2,889 shares of restricted Common Stock, vesting on May 24, 2022, the first anniversary of the grant date, and was entitled to receive $75,000 for such service.

In the 2021 Fiscal Year, members of the Audit Committee, Nominating/Corporate Governance Committee, Compensation Committee and Corporate Social Responsibility Committee were each entitled to receive an additional $10,000 for serving on such committees, except that (a) the Chairman of the Audit Committee was entitled to receive $35,000 for serving in this role and (b) the Chairman of the Compensation Committee was entitled to receive $15,000, instead of $10,000. We reimburse our directors for any out-of-pocket expenses incurred by them in connection with services provided in such capacity, in accordance with our business expense reimbursement guidelines.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of March 21, 2022 (unless otherwise indicated) with respect to the beneficial ownership of our Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock. A person is deemed to be a beneficial owner of any securities that that person has the right to acquire within 60 days.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
BlackRock Inc. 55 East 52nd Street New York, NY 10055	12,006,241	15.05	%(2)
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	8,414,282	10.44	%(3)
Wellington Management Group LLP c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	6,880,727	8.63	%(4)
Steven Madden c/o Steven Madden, Ltd. 52-16 Barnett Avenue Long Island City, NY 11104	5,189,744	6.34	%(5)

(1)	Beneficial ownership as reported in the table below has been determined in accordance with Item 403 of Regulation S-K and Rule 13d-3 of the Exchange Act and based upon 79,757,011 shares of Common Stock outstanding (excluding treasury shares) as of March 21, 2022.
(2)	Based solely on a Statement on Schedule 13G/A filed with the SEC on January 27, 2022 by BlackRock, Inc. (“BlackRock”), BlackRock has sole voting power with respect to 11,854,778 of such shares and sole dispositive power with respect to all such shares.
(3)	Based solely on a Statement on Schedule 13G/A filed with the SEC on February 10, 2022 by The Vanguard Group (“Vanguard”), Vanguard has shared voting power with respect to 152,135 of such shares, sole dispositive power with respect to 8,192,503 of such shares and shared dispositive power with respect to 221,779 of such shares.
(4)	Based solely on a Statement on Schedule 13G filed with the SEC on February 4, 2022 by Wellington Management Group LLP (“Wellington”), Wellington has shared voting power with respect to 5,998,082 of such shares and shared dispositive power with respect to all such shares.
(5)	Mr. Madden’s beneficial ownership includes: (i) 1,773,695 shares of restricted Common Stock (which restricted stock includes (A) 627,024 shares which will vest in equal annual installments over two years commencing on December 31, 2022 through December 31, 2023, (B) 946,671 shares which will vest in equal annual installments over two years commencing on December 31, 2022 through December 31, 2023 and (C) 200,000 shares which will vest in substantially equal annual installments over three years commencing on December 31, 2024, in each case subject to forfeiture pursuant to the terms of the 2006 Plan and of Mr. Madden’s employment agreement, as amended); (ii) 2,137,500 shares of Common Stock that may be acquired through the exercise of options that are exercisable as of, or will become exercisable within 60 days of, March 21, 2022; and (iii) 1,278,549 shares of Common Stock held by Mr. Madden directly.
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Security Ownership of Directors and Executive Officers

The following table sets forth information as of March 21, 2022 (unless otherwise indicated) with respect to the beneficial ownership of Common Stock held by (a) each current director and nominee; (b) our Chief Executive Officer, our Chief Financial Officer and our three most highly compensated executive officers as of December 31, 2021 other than the Chief Executive Officer and the Chief Financial Officer (the “Named Executive Officers”); and (c) all current directors and executive officers as a group. A person is deemed to be a beneficial owner of any securities that that person has the right to acquire within 60 days. Each director and executive officer has sole voting power and sole dispositive power with respect to all shares beneficially owned by him or her.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Class
Edward R. Rosenfeld	1,024,210	1.28	%(3)
Peter A. Davis	—	—
Al Ferrara	8,134		*(4)
Karla Frieders	121,063		*(5)
Mitchell S. Klipper	14,492		*(6)
Maria Theresa Kumar	2,889		*(7)
Rose Peabody Lynch	15,603		*(8)
Zine Mazouzi	49,096		*(9)
Peter Migliorini	12,838		*(10)
Arian Simone Reed	25		*(11)
Ravi Sachdev	69,072		*(12)
Awadhesh Sinha	55,507		*(13)
Robert Smith	7,389		*(14)
Amelia Newton Varela	183,199		*(15)
All Directors and Executive Officers as a Group (15 persons)	1,578,629	1.98	%(16)

*	Indicates beneficial ownership of less than 1%.
(1)	The address for each of the individuals named above is c/o Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104.
(2)	Beneficial ownership as reported in the table above has been determined in accordance with Item 403 of Regulation S-K and Rule 13d-3 of the Exchange Act and based upon 79,757,011 shares of Common Stock outstanding (excluding treasury shares) as of March 21, 2022.
(3)	Mr. Rosenfeld’s beneficial ownership includes: (i) 445,083 shares of restricted Common Stock; (ii) 345,127 shares of Common Stock held by Mr. Rosenfeld without restriction, and (iii) 234,000 shares of Common Stock held by the Rosenfeld 2021 Family Trust (the “Trust”). The Trust is for the benefit of Mr. Rosenfeld’s spouse and children and his spouse is the sole trustee. Mr. Rosenfeld disclaims beneficial ownership of the Common Stock held by the Trust.
(4)	Mr. Ferrara’s beneficial ownership consists of (i) 2,889 shares of restricted Common Stock and (ii) 5,245 shares of Common Stock held by Mr. Ferrara without restriction.
(5)	Ms. Frieders’ beneficial ownership consists of (i) 62,627 shares of restricted Common Stock and (ii) 58,436 shares of Common Stock held by Ms. Frieders without restriction.
(6)	Mr. Klipper’s beneficial ownership consists of (i) 2,889 shares of restricted Common Stock and (ii) 11,603 shares of Common Stock held by Mr. Klipper without restriction.
(7)	Ms. Kumar’s beneficial ownership consists of 2,889 shares of restricted Common Stock.
(8)	Ms. Lynch’s beneficial ownership consists of (i) 2,889 shares of restricted Common Stock and (ii) 12,714 shares of Common Stock held by Ms. Lynch without restriction.
(9)	Mr. Mazouzi’s beneficial ownership includes: (i) 42,489 shares of restricted Common Stock and (ii) 6,607 shares of Common Stock held by Mr. Mazouzi without restriction.
(10)	Mr. Migliorini’s beneficial ownership includes: (i) 2,889 shares of restricted Common Stock and (ii) 9,949 shares of Common Stock held by Mr. Migliorini without restriction.
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(11)	Ms. Reed’s beneficial ownership includes 25 shares of Common Stock held by Ms. Reed without restriction.
(12)	Mr. Sachdev’s beneficial ownership includes: (i) 2,889 shares of restricted Common Stock and (ii) 66,183 shares of Common Stock held by Mr. Sachdev without restriction.
(13)	Mr. Sinha’s beneficial ownership includes 55,507 shares of Common Stock held by Mr. Sinha without restriction.
(14)	Mr. Smith’s beneficial ownership includes: (i) 2,889 shares of restricted Common Stock and (ii) 4,500 shares of Common Stock held by Mr. Smith without restriction.
(15)	Ms. Varela’s beneficial ownership includes: (i) 42,408 shares of restricted Common Stock and (ii) 140,791 shares of Common Stock held by Ms. Varela without restriction.
(16)	Includes, in the aggregate, (i) 622,834 shares of restricted Common Stock; (ii) 721,795 shares of Common Stock held by such beneficial owners; and (iii) 234,000 shares of Common Stock held indirectly by the Trust.

Delinquent Section 16(a) Reports

We are not aware of any late or delinquent filings under Section 16(a) of the Securities Exchange Act of 1934, except that one late Form 4 was filed on behalf of (1) Zine Mazouzi in January 2021 reporting three transactions, (2) Amelia Newton Varela in January 2021 reporting one transaction, (3) Karla Frieders in May 2021 reporting one transaction, and (4) Awadhesh Sinha in December 2021 reporting one transaction.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis describes the overall principles and objectives and specific features of our executive compensation program, primarily focused on the executive compensation program’s application to our Chief Executive Officer and our other executive officers included in the Summary Compensation Table, whom we refer to collectively in this Proxy Statement as the “Named Executive Officers.”

In developing and evaluating our executive compensation program, the Compensation Committee reviews our total stockholder return and annual financial results for prior years and the extent to which those indicia correlate with executive compensation.

As part of our cash deployment strategy to drive stockholder value and enhance stockholder returns, our Board of Directors approved four quarterly cash dividends on outstanding Common Stock during 2021. We paid a quarterly cash dividend of $0.15 per share on each of March 26, 2021, June 25, 2021, September 27, 2021, and December 27, 2021, returning a total of $49.2 million to stockholders during the period in the form of dividends. We also repurchased 2,841,405 shares of our Common Stock for approximately $123.2 million during 2021, which includes shares acquired through the net settlement of employee stock awards. Excluding our fiscal year 2020, the Company has repurchased an average of $112 million in shares per year since 2013.

The 2021 Fiscal Year was a record year for Steve Madden, as we recorded the highest annual revenue and earnings in our history. Total revenue for the 2021 Fiscal Year increased by 55.3% to $1.9 billion from $1.2 billion in the year ended December 31, 2020. Net income was $190.7 million, or $2.34 per diluted share, for the 2021 Fiscal Year as compared to a net loss of ($18.4) million, or ($0.23) per basic share, for the year ended December 31, 2020. On an adjusted basis, net income was $203.7 million, or $2.50 per diluted share, for the 2021 Fiscal Year as compared to adjusted net income of $51.8 million, or $0.64 per diluted share, for the year ended December 31, 2020.

The preceding discussion includes financial measures that are adjusted from the GAAP financial measures. We include a reconciliation of these adjusted financial measures to the corresponding GAAP financial measures in Annex A to this Proxy Statement.

Reflecting our financial and stock performance in 2021, we paid the bonuses reflected in the Summary Compensation Table to our Named Executive Officers, which represented an increase over 2020, when we did not pay any cash bonuses to the named executive officers for 2020. Because our general practice is to award bonuses and grant equity based on Named Executive Officer performance for the preceding year, we believe that we are able to maintain relative alignment between pay and performance.

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Compensation Objectives and Strategy

Our executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure our continued growth and profitability and to reward them for their performance, for our performance and for creating long-term value for our stockholders. The primary objectives of the program are to:

•	align rewards with performance that creates stockholder value;
•	support our strong team orientation;
•	encourage high-potential team players to build a career at the Company; and
•	provide rewards that are cost-efficient, competitive with other similarly positioned organizations and fair to employees and stockholders.

The Compensation Committee of the Board of Directors approves and administers our executive compensation program. Working with management and outside advisors, the Compensation Committee has developed a compensation and benefits strategy that rewards performance and reinforces a culture that the Compensation Committee believes will drive long-term success and value creation.

The compensation program rewards team accomplishments while promoting individual accountability. The executive officer compensation program depends in significant measure on our results, but business unit results and individual accomplishments are also very important factors in determining each executive’s compensation. We have a robust planning and goal-setting process that is fully integrated into the compensation system, enhancing a strong relationship among individual efforts, Company results and financial rewards.

We place a major portion of total compensation at risk through annual and long-term incentives. However, we may also pay discretionary bonuses to the Named Executive Officers based on their performance during the preceding year. We designed the combination of incentives to balance annual operating objectives and Company earnings performance with longer-term stockholder value creation.

To implement our primary objectives, we seek to provide competitive compensation that is commensurate with performance. We target compensation at the median of the market, as discussed below under “Pay Levels and Benchmarking,” and calibrate both annual and long-term incentive opportunities to generate less-than-median awards when we do not fully achieve goals and greater-than-median awards when we exceed goals.

We believe that there is great value to the Company in having a team of long-tenured, seasoned managers and seek to promote a long-term commitment from our senior executives. We have designed our team-focused culture and management processes to foster this commitment. In addition, restricted Common Stock awards granted to Named Executive Officers in the 2021 Fiscal Year reinforce this long-term orientation with annual vesting over four to five years.

Role of the Compensation Committee

General. The Compensation Committee provides overall guidance for our executive compensation policies and determines the amounts and elements of compensation for our executive officers and outside directors. The Compensation Committee currently consists of four members of the Board of Directors, Ms. Lynch and Messrs. Davis, Migliorini, and Smith, each of whom is an independent director under Rule 5605 of The Nasdaq Global Select Market listing standards and a “non-employee director” as defined under the SEC’s rules.

When considering decisions concerning the compensation of executives, other than the Chief Executive Officer, the Compensation Committee asks for the recommendations of the Chief Executive Officer, including his detailed evaluation of each executive’s performance.

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Use of Outside Advisors. In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of an independent compensation consulting firm. The Compensation Committee has retained the services of Arthur J. Gallagher & Co.’s Human Resources & Compensation Consulting Practice (“Gallagher”) since 2005 to assist with its review of the compensation packages and employment agreements of the Chief Executive Officer and other executive officers. In 2020, 2021, and 2022, Gallagher worked with the Compensation Committee to assess the reasonableness of grants of restricted Common Stock to Mr. Rosenfeld, Ms. Varela, Mr. Mazouzi, and Ms. Frieders, the terms of the new employment agreement for Mr. Rosenfeld, and the amendments of the employment agreements for Ms. Varela and Mr. Sinha, in each case as compared with comparable positions in the peer group that we list below. Gallagher also worked with the Compensation Committee to establish a bonus pool and individual allocations from the pool for 2021. We based executive compensation for the Named Executive Officers on employment agreements with pay structures and levels that we set with reference to competitive market studies that Gallagher performed just prior to the consummation of the agreements. Gallagher completed position-specific competitive market studies when we entered into the new employment agreement with Mr. Rosenfeld and the amendments to employment agreements with Ms. Varela and Mr. Sinha and when we approved the grants of restricted Common Stock to Mr. Rosenfeld, Ms. Varela, Mr. Mazouzi, and Ms. Frieders in 2021. Gallagher provides only executive compensation consulting services and works with management only at the behest of the Compensation Committee.

The Compensation Committee retains Gallagher directly, although in carrying out assignments for the Company, Gallagher also interacts with our management, when necessary and appropriate, to obtain compensation and performance data for the Company and our executives. In addition, Gallagher may, in its discretion, seek input and feedback from management regarding its consulting work product for the Compensation Committee to confirm alignment with our business strategy and identify data questions or other similar issues, if any, prior to completion of a project for the Compensation Committee.

Independence of Outside Advisors. The Compensation Committee has the sole authority to retain, terminate, approve the fees and set the terms of our relationship with any outside compensation advisors who assist the Committee in carrying out its responsibilities. It may select or receive advice from any compensation consultant or other advisor only after taking into consideration all factors relevant to the consultant’s independence from management, including the factors set forth in Nasdaq rules and in the Compensation Committee Charter. Independence factors that the Compensation Committee should consider under its charter include: (a) any other services that the consultant provides to the Company, (b) any business or personal relationships the consultant has with a committee member or an executive officer of the Company, and (c) whether the consultant has any policies in place to prevent conflicts of interest.

Accordingly, the Compensation Committee reviews annually its relationship with Gallagher to ensure Gallagher’s independence on executive compensation matters. Prior to selecting and receiving advice from Gallagher with respect to executive compensation in the 2021 Fiscal Year, the Compensation Committee reviewed Gallagher’s independence and that of Gallagher’s individual representatives who served as the Committee’s advisors. The Compensation Committee determined that no conflicts of interest exist between the Company and Gallagher or its representatives. In reaching such determination, the Compensation Committee considered, among other things, the following factors: (i) that Gallagher provides no services to the Company other than executive compensation consulting services; (ii) the fees we paid to Gallagher as a percentage of Gallagher’s total revenue; (iii) the representations by Gallagher as to its policies and procedures that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual representatives of Gallagher who advised the Compensation Committee and any member of the Compensation Committee; and (v) any business or personal relationships between our executive officers and Gallagher or its individual representatives.

Consideration of 2021 Stockholder Say-on-Pay Vote. At our 2021 Annual Meeting of Stockholders, our stockholders overwhelmingly approved, on an advisory basis, the compensation of our Named Executive Officers (96% of votes cast). This continues the string of 94% or higher approvals that began with the initial say-on-pay vote in 2011. The Compensation Committee believes this level of stockholder support reflects a very strong endorsement of our compensation policies and decisions. The Compensation Committee has considered the results of this advisory vote on executive compensation in determining our compensation policies and decisions for 2022 and has determined that these policies and decisions are appropriate and in our best interests and those of our stockholders at this time.

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Compensation Structure

Pay Elements - Overview

We use four main components of compensation:

•	base salary;
•	annual performance-based bonuses;
•	long-term equity incentives (consisting of stock options and restricted stock); and
•	benefits and perquisites.

Pay Elements - Details

Base Salary. We paid base salaries to each of the Named Executive Officers to provide them with fixed pay commensurate with the Named Executive Officer’s role and responsibilities, experience, expertise, and individual performance. As we describe more fully in the section of this Proxy Statement captioned “Employment Arrangements,” as of December 31, 2021, we had employment agreements with each of the Named Executive Officers. The Compensation Committee, as constituted at the time the parties entered into the employment agreements or any amendments to those agreements, reviewed and approved the salary that each such agreement or amendment established. The Compensation Committee considered each employee’s salary history, value in our competitive market and performance (including at the Company and previous employment).

The annual base salary of our Chief Executive Officer, Edward R. Rosenfeld, under Mr. Rosenfeld’s employment agreement dated December 31, 2021, which remains in effect until December 31, 2024, is $1,083,538 for the year ending December 31, 2022, $1,126,879 for the year ending December 31, 2023, and $1,171,954 for the year ending December 31, 2024. His previous employment agreement established his base salary for 2021, which we report below. The annual base salary of our President, Amelia Newton Varela, under Ms. Varela’s employment agreement dated December 27, 2019, which remains in effect until December 31, 2022, is $750,000 for the year ending December 31, 2022. Her employment agreement also established her base salary for 2021, which we report below. The annual base salary of our Chief Operating Officer, Awadhesh Sinha, under Mr. Sinha’s employment agreement dated December 27, 2019, as amended, which remains in effect until December 31, 2023, is $500,000 for the year ending December 31, 2022, for his services as our Chief Operating Officer through 2022, and $300,000 for his services as a Senior Advisor in 2023. His employment agreement also established his base salary for 2021, which we report below. The annual base salary of Zine Mazouzi, who became our Chief Financial Officer on January 1, 2021, under Mr. Mazouzi’s employment agreement dated as of December 8, 2020, is $575,000 for the year ending December 31, 2022, and $600,000 for the year ending December 31, 2023. His employment agreement also established his base salary for 2021, which we report below. The employment agreement, dated May 11, 2020, for our Chief Merchandising Officer, Karla Frieders, which remains in effect until April 30, 2023, provides for an annual base salary of $590,000 for each of the contract years ending April 30, 2022 and 2023. Her employment agreement also established her base salary for 2021, which we report below.

Please see the section of this Proxy Statement captioned “Summary Compensation Table for the Fiscal Year 2021” and “Employment Arrangements” for a more detailed description of the employment agreements and compensation of the Named Executive Officers. The 2021 and 2022 salary increases, if any, for our Named Executive Officers, as reflected in the following table, are generally consistent with those of other management employees.

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Named Executive Officer	2020 Salary	2021 Salary	2022 Salary
Edward R. Rosenfeld	$494,853	$1,041,863	$1,083,538
Amelia Newton Varela	$628,115	$725,000	$750,000
Zine Mazouzi	$—	$550,000	$575,000
Awadhesh Sinha	$668,762	$767,000	$500,000
Karla Frieders	$530,092	$590,000	$590,000

Annual Performance-based Bonus. The respective employment agreements for our Named Executive Officers establish the structures for their annual performance-based cash bonuses, if any. The Compensation Committee reviewed and approved the bonus provisions fixed in each such employment agreement at the time the parties entered into such agreements and any amendments to those agreements. Such bonus provisions generally provide for variable or discretionary bonuses that the Committee designed to reward attainment of business goals.

Ms. Varela’s employment agreement entitles her to an annual performance-based cash bonus for each of the fiscal years ended December 31, 2021 and 2022 in an amount equal to 2% of the increase, if any, in our total earnings before interest and taxes (“EBIT”) for each such year over our total EBIT for the immediately preceding year. EBIT attributable to any business that we acquire after January 1, 2020 is included in the calculation for the purpose of determining Ms. Varela’s annual bonus after one year of Company ownership. As we previously disclosed, the February 25, 2021 amendment to Ms. Varela’s employment agreement caps her performance-based bonus at $450,000 in 2021 and 2022. In exchange for agreeing to the cap on her performance-based bonus, Ms. Varela received a grant of restricted stock on March 1, 2021 with a value of $1.0 million, subject to vesting at a rate of 25% per year.

Mr. Mazouzi’s employment agreement entitles him to an annual performance-based cash bonus for each of the fiscal years ended December 31, 2021, 2022 and 2023 based on the following schedule:

Diluted EPS	Bonus as % of Salary
Maximum (130% of Plan)	80%
Target (100% of Plan)	50%
Threshold (90% of Plan)	20%

Mr. Sinha’s employment agreement entitles him to an annual performance-based bonus for each of the fiscal years ended December 31, 2021 and 2022 in an amount equal to 2% of the increase, if any, in our earnings before interest, taxes, depreciation and amortization (“EBITDA”) for each such year over our EBITDA for the immediately preceding year. For any business that we acquired after January 1, 2020, EBITDA from the acquired business is included in the bonus calculation starting with the first full quarter under our ownership, provided that the prior year’s EBITDA will likewise be adjusted to include EBITDA from the acquired business for comparable quarters in the prior year on a pro forma basis assuming we had owned the business. As we previously disclosed, under the February 25, 2021 amendment to Mr. Sinha’s employment agreement, his performance-based bonus is capped at $450,000 for 2021 and $200,000 for 2022, and he will not be entitled to a performance bonus for 2023.

As provided in the Steven Madden, Ltd. 2019 Incentive Compensation Plan, the maximum payment that we may make to an individual under any performance-based cash award during any fiscal year and subject to the attainment of specified performance goals is $10,000,000. The Compensation Committee may, in its sole discretion, elect to pay an individual an amount that is less than the individual’s target award regardless of the degree of attainment of the performance goals.

Taking into account Gallagher’s recommendations based on comparisons with our peer group companies, including target annual incentive compensation (which we discuss below under “Pay Levels and Benchmarking”), and the individual performance of our Named Executive Officers, the Compensation Committee approved the following cash payments based on performance during the Fiscal Year 2021:

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Named Executive Officer	2021 Cash Award Value
Edward R. Rosenfeld	$1,000,000
Amelia Newton Varela	$450,000
Zine Mazouzi	$440,000
Awadhesh Sinha	$550,000
Karla Frieders	$100,000

In Fiscal Year 2021, we had established a bonus pool equal to 6% of our net income out of which any bonuses earned by our Named Executive Officers and other key executives would be paid. The bonus pool, based on net income of $190.7 million for Fiscal Year 2021, was approximately $11.4 million. In future years, due to changes in the applicable tax laws, we do not anticipate using a bonus pool. Instead, we anticipate setting bonus targets and payout amounts for our Named Executive Officers based on benchmarking data relating to the competitive marketplace, individual roles, individual and corporate performance, and employment agreements.

Long-term Equity Incentives. Management and the Compensation Committee believe that equity-based awards are an important factor in aligning the long-term financial interest of the executive officers and stockholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering our compensation program. In the Fiscal Year 2021, the Compensation Committee continued its practice in recent years of granting equity incentives in the form of restricted stock, which the Compensation Committee believes provides both substantial incentive and retention characteristics. The Committee designed these awards to provide emphasis on preserving stockholder value generated in recent years while providing significant incentives for continuing growth in stockholder value.

We determined the amounts of the equity-based awards that we granted to our Named Executive Officers in 2021 based on the Committee’s evaluation of our performance during Fiscal Year 2020, Gallagher’s recommendations based on comparisons with our peer group companies, including target incentive compensation (which we discuss below under “Pay Levels and Benchmarking”), and the individual performance of the Named Executive Officers. On March 15, 2021, we made a grant of 50,569 shares of restricted Common Stock to Mr. Rosenfeld, a grant of 5,057 shares of restricted Common Stock to Mr. Mazouzi, and a grant of 10,114 shares of restricted Common Stock to Ms. Frieders. Each of those grants vests 20% per year over five years commencing on the first anniversary of the date of grant. We also made a grant of 29,155 shares of restricted Common Stock to Mr. Mazouzi on January 4, 2021 in connection with his new employment agreement and a grant of 26,350 shares of restricted Common Stock to Ms. Varela on March 1, 2021 in connection with the amendment to her employment agreement that we discussed above. See “Employment Arrangements” below for a further discussion of the equity-based awards we made to Ms. Varela and Mr. Mazouzi. We also made a grant of 75,317 shares of restricted Common Stock to Mr. Rosenfeld on December 31, 2021 to ensure his target compensation included what the Committee believed to be competitive levels of long-term incentive compensation and to further align his incentives with the interests of our shareholders.

The Committee intends to continue to review the types of equity awards we grant to achieve appropriate incentives for both performance and retention. For the Fiscal Year 2022, the Committee adopted an equity grant practice of using March 15 as the fixed, annual grant date for future equity grants.

Other Benefits and Perquisites. Our executive compensation program also includes other benefits and perquisites that may vary among individual executive officers. These benefits and perquisites include annual matching contributions to executive officers’ 401(k) plan accounts, company-paid medical benefits, automobile allowances and leased automobiles, and life insurance coverage. The Compensation Committee annually reviews these other benefits and perquisites and makes adjustments as warranted based on competitive practices, our performance and the individual’s responsibilities and performance. The Compensation Committee has approved these other benefits and perquisites as a reasonable component of our executive officer compensation program. Please see the section of this Proxy Statement captioned “Summary Compensation Table” and, specifically, the column entitled “All Other Compensation” and the corresponding footnotes.

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Pay Mix

We use the particular elements of compensation that we described above because we believe that doing so provides a well-proportioned mix of secure compensation, retention value and at-risk compensation, which produces short-term and long-term performance incentives and rewards. By following this approach, we seek to motivate the executives to focus on business metrics and other variables within their particular sector that will increase sales and margins and at the same time lower costs so as to produce a high level of short-term and long-term performance for the Company and long-term wealth creation for the executives, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics that we used for the annual performance bonuses and our long-term incentive program likewise provides an appropriate balance between short-term financial performance and long-term stock performance.

For the Named Executive Officers, we have weighted the mix of compensation heavily toward at-risk pay (annual incentives and long-term incentives). Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives, which is aligned with our stated compensation philosophy of providing compensation commensurate with performance.

Pay Levels and Benchmarking

We determine pay levels for our executives based on several factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, pay levels in our competitive market for similar positions, and performance of the individual and the Company as a whole. The Compensation Committee is responsible for approving pay levels for the Named Executive Officers. In determining the pay levels, the Compensation Committee considers all forms of compensation and benefits.

The Compensation Committee assesses the “competitive market” for compensation using several sources. The primary data source that the Committee used in setting competitive market levels for the Named Executive Officers is the information publicly disclosed by a peer group of the Company, which the Committee reviews annually and may change from year to year. For the 2021 Fiscal Year, the Compensation Committee reviewed executive compensation and compensation design for the purpose of assessing bonus awards in early 2021 in the context of overall compensation and in relation to the following peer companies:

Boot Barn Holdings, Inc.	Designer Brands Inc.	Movado Group, Inc.
The Buckle, Inc.	Express, Inc.	Oxford Industries, Inc.
Caleres, Inc.	G-III Apparel Group, Ltd.	Shoe Carnival, Inc.
The Children’s Place, Inc.	Genesco Inc.	Skechers U.S.A., Inc.
Crocs, Inc.	Guess?, Inc.	Wolverine World Wide, Inc.
Deckers Outdoor Corporation	Lands’ End, Inc.	Zumiez Inc.

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The market capitalization and trailing twelve months revenue of the Company and each peer company follows:

Company	Market Cap*	TTM Revenue**
Steven Madden, Ltd.	$3.78	$1.87
Boot Barn Holdings, Inc.	$3.64	$1.36
The Buckle, Inc.	$2.07	$1.23
Caleres, Inc.	$0.86	$2.67
The Children’s Place, Inc.	$1.14	$1.88
Crocs, Inc.	$7.55	$2.31
Deckers Outdoor Corporation	$10.05	$2.98
Designer Brands Inc.	$1.04	$2.98
Express, Inc.	$0.21	$1.71
G-III Apparel Group, Ltd.	$1.34	$2.54
Genesco Inc.	$0.94	$2.33
Guess?, Inc.	$1.54	$2.44
Lands’ End, Inc.	$0.65	$1.62
Movado Group, Inc.	$0.96	$0.70
Oxford Industries, Inc.	$1.71	$1.06
Shoe Carnival, Inc.	$1.10	$1.27
Skechers U.S.A., Inc.	$6.76	$6.31
Wolverine World Wide, Inc.	$2.37	$2.41
Zumiez Inc.	$1.10	$1.17

*	Market capitalization is as of December 31, 2021 and is stated in billions.
**	TTM is last four quarters of publicly reported revenue and is stated in billions.

Because only four peer companies disclose compensation for a Chief Merchandising Officer, the Committee added four additional companies with respect to the consideration of Ms. Frieders’ compensation: Big Lots Inc., Burlington Stores Inc., Citi Trends Inc., and Dollar General Inc.

After consideration of data on external competitive levels of compensation and internal needs, the Compensation Committee makes decisions regarding the Named Executive Officers’ target total compensation opportunities based on the need to attract, motivate and retain an experienced and effective management team. Relative to the competitive market data, the Compensation Committee generally intends that the base salary and target incentive compensation, including both cash bonuses and equity-based compensation, for each Named Executive Officer will be at the median of the competitive market.

As noted above, despite our overall pay positioning objectives, pay opportunities for specific individuals vary based on factors such as scope of duties, tenure, institutional knowledge and difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of stockholder value.

Compensation Committee Discretion

The Compensation Committee has complete discretion whether to make cash performance bonuses or equity-based incentive awards, with the exception of any such payouts that are to be made pursuant to contractual commitments, such as the bonuses that may be paid to Ms. Varela and Mr. Sinha. We describe factors to consider in making such awards under “Annual Performance-Based Bonuses” and “Long-term Equity Incentives” above.

Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the following disclosure provides the relationship of the total annual compensation of our median-paid employee to the total annual compensation of our Chief Executive Officer, Mr. Rosenfeld.

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For purposes of this disclosure, as permitted by SEC regulations, we used the same median-paid employee as in our proxy statement filed during 2021, because, pursuant to the instructions to Item 402(u) of Regulation S-K, there has been no material change in our employee population or employee compensation arrangements in 2021 that would result in a significant change to our pay ratio disclosure.

The table below sets forth the total annual compensation for Mr. Rosenfeld and our median-paid employee, who is a sales supervisor, and the ratio between the two.

Median employee annual total compensation	$25,726
Mr. Rosenfeld annual total compensation	$7,566,831
Ratio of Chief Executive Officer to median employee compensation	294:1

We determined our median-paid employee as of October 1, 2020, which date was within the last three months of the 2020 fiscal year, as permitted by the pay ratio rule under the Dodd-Frank Act. In determining our median employee, we applied the “de minimis” exemption under the rule, which allows the exemption of 5% or less of our total global workforce in jurisdictions outside of the U.S., which amounted to 142 employees based on our total global workforce as of October 1, 2020 of 2,833 employees. As such, we excluded all of our employees in each of Hong Kong (21 employees), the Netherlands (44 employees) and South Africa (56 employees), which in total amounted to 121 employees, or 4%. We did not exclude from consideration any employees who joined the Company during the 2020 fiscal year as the result of a business acquisition or combination. Employees on leave of absence were excluded and wages and salaries were annualized for those employees who were not employed for the entire 2020 fiscal year. To identify our median employee, we used payroll data consisting of salary, hourly wage, overtime wage, bonus, commissions, vesting of equity awards and any similar payroll items for all of our employees included in the calculation.

For purposes of determining the ratio, we determined our median-paid employee’s annual total compensation for the 2021 Fiscal Year using the same method required for calculating our Chief Executive Officer’s (and other Named Executive Officers’) total annual compensation for purposes of the Summary Compensation Table.

We believe that the ratio stated above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. It is based on the methodologies, assumptions and estimates described above and is not necessarily comparable to the ratios reported by other companies.

Risk Assessment

Bonus payments to executives either are based on the discretion of the Compensation Committee or are tied to growth in various indicators of financial performance, such as EBITDA and EBIT. We have established long-term incentives in the form of time-vested restricted stock that generally vest over four or five years. These forms of compensation have been in place for several years and have proved effective in rewarding performance while not encouraging inappropriate risk-taking.

The Compensation Committee undertook to review and evaluate our executive and company-wide compensation program and plans to assess whether any aspect of the program and these plans would encourage inappropriate risk-taking by our executives and non-executive employees that could have a material adverse effect on the Company and to confirm that we have adequate risk management controls in place to ensure that executive and company-wide compensation is reasonable and achieves its intended incentive without creating unacceptable risk. Based on such review and evaluation, the Compensation Committee believes there is no material risk to the Company that is related to our compensation program for executives and non-executive employees.

This review and evaluation of the risks associated with our compensation program and plans consisted of:

•	identifying those business risks that could be material to the Company and identifying our existing risk management system;
•	reviewing and analyzing our compensation program and plans to identify program and plan features that could potentially encourage or introduce excessive or imprudent risk taking of a material nature;
•	identifying the business risks that our compensation plan and program features could potentially encourage or create;
•	balancing these business risks against our existing internal control systems designed to manage and mitigate these business risks; and
•	analyzing whether the unmitigated risks, in part or as a whole, are reasonably likely to have a material adverse effect on the Company.
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The Committee consulted various persons during the course of the assessment, including our executive officers and senior members of our human resources department. The Compensation Committee engages Gallagher to review our executive and company-wide compensation program and plans and provide advice regarding appropriate levels of incentive.

The Compensation Committee noted several features of our compensation structure that mitigate risk, including, for example:

•	we use a pay mix that is well-balanced between short-term financial performance and long-term stock performance, consisting of secure compensation in the form of base salary, short-term incentives in the form of potential for cash bonuses, and long-term incentives in the form of stock options and time-vested restricted stock that generally vest over four or five years;
•	in most instances, management or the Compensation Committee retains the discretion to decrease all forms of incentive compensation based on significant individual or Company performance shortfalls;
•	we periodically benchmark our compensation program and plans and target executive and non-executive compensation within the normal limits of the competitive market; and
•	the Compensation Committee provides oversight of our compensation program and plans and compensation philosophy, makes recommendations to the Board with respect to improvements to our compensation program and plans, and is responsible for reviewing and approving executive compensation and administering and awarding incentive, deferred and equity compensation to our senior executives.

In light of the assessment described above, the Compensation Committee concluded that the risks associated with our compensation program and plans (executive and company-wide) are not reasonably likely to have a material adverse effect on the Company.

Implications of Tax and Accounting Matters

As a general matter, the Compensation Committee considers the various tax and accounting implications of compensation vehicles that we employ. Although the Compensation Committee reviews and considers both the accounting and tax effects of various components of compensation, those effects are not a significant factor in the Compensation Committee’s allocation of compensation among the different components.

Compensation paid to certain covered employees, generally including our Named Executive Officers, generally is not deductible to the extent that the compensation exceeds $1 million in any one year for any such covered employee under Code Section 162(m). The Compensation Committee believes that our interests and those of our stockholders are best served by providing competitive levels of compensation, even if not fully deductible, so some of the compensation that we have provided to our Named Executive Officers in the past, and that we provide to our executive officers in the future, may not be deductible under Code Section 162(m).

As more fully described below under the heading “Termination, Change-in-Control and Non-Competition/Non-Solicitation,” with the exception of Ms. Frieders, all of our Named Executive Officers are entitled to receive certain compensation in the event of a termination of employment in connection with a change-in-control event for the Company, which payments may trigger the application of the “golden parachute” provisions of Sections 280G and 4999 of the Code. Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change-in-control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual receiving the excess parachute payment. Excess parachute payments are golden parachute payments that exceed an amount determined under Section 280G based on the executive’s prior compensation. In approving the compensation arrangements of our Named Executive Officers, our Compensation Committee considers all elements of the cost to the Company of providing such compensation, including the potential impact of Sections 280G and 4999, which, under certain circumstances, may limit the deductibility of executive compensation. However, our Compensation Committee may determine, in its judgment, to authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent.

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Conclusion

The Compensation Committee considers the level and mix of compensation that it finally decides upon as to each executive within the context of both the objective data from our competitive assessment of compensation and performance, as well as the subjective factors as outlined above. The Compensation Committee believes that each of the compensation packages for the Named Executive Officers is within the competitive range of practices when compared to the objective comparative data even where subjective factors may have influenced the compensation decisions.

Executive Officers

The following table identifies the executive officers of the Company, and their ages and positions:

Name	Age	Position
Edward R. Rosenfeld	46	Chairman of the Board and Chief Executive Officer
Amelia Newton Varela	50	President
Zine Mazouzi	50	Chief Financial Officer
Awadhesh Sinha	76	Chief Operating Officer
Karla Frieders	45	Chief Merchandising Officer
Lisa Keith	37	Vice President, General Counsel and Secretary

Edward R. Rosenfeld has served as our Chairman of the Board and Chief Executive Officer since August 2008 and has been a director of the Company since February 2008. Mr. Rosenfeld, who joined our executive management team in May 2005, has more than two decades of experience focused on the retail, apparel and footwear industries and possesses particular knowledge of and experience in the industry that strengthens the Board’s collective qualifications, skills and experience. His background in finance and his analytical skills gained through his years as a Vice President with Peter J. Solomon Company, an investment banking boutique, where he specialized in mergers and acquisitions in the retail, apparel and footwear industries, provide the Board with insight and guidance with respect to, among other things, strategic business development matters. Mr. Rosenfeld has strong leadership skills and an in-depth understanding of the Company and its goals from his positions as the Chairman of the Board and Chief Executive Officer. Mr. Rosenfeld serves as a director and chairman of the Audit & Risk Management Committee of PVH Corp. (NYSE: PVH), one of the world’s largest apparel companies.

Amelia Newton Varela has served as President of the Company since September 2015 and has been a director since 2016. Prior to this tenure, Ms. Varela was Executive Vice President of Wholesale of the Company since April 2008 and Executive Vice President of Wholesale Footwear of the Company from November 2004 to April 2008. Previously, she was Vice President of Sales for Steve Madden Women’s Wholesale Division from January 2000. Ms. Varela began her career with the Company in 1998 in the role of Account Executive for Steve Madden Women’s Wholesale Division. She graduated from The Fashion Institute of Technology in 1995. Ms. Varela’s over 20 years of experience at the Company provides relevant industry knowledge and expertise, and leadership to the Board.

Zine Mazouzi has been our Chief Financial Officer since January 1, 2021, and previously served as our Chief Accounting Officer and Senior Vice President—Finance and Operations from January 2019 until his appointment as our Chief Financial Officer. Prior to joining the Company, he held various senior positions at Sears Holdings, a holding company for department stores, as the Chief Financial Officer of Sears Footwear Group from 2016 to 2017, Head of the Footwear Group from 2017 to 2018 and Head of the Footwear, Home and Jewelry Groups in 2018. Prior to that, he worked at Nine West Group from 1998 to 2015, where he held a number of increasingly senior positions, including Chief Financial Officer from 2014 to 2015. Mr. Mazouzi received his Bachelor’s Degree in Finance and a Master of Business Administration from Iona College.

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Awadhesh Sinha has been our Chief Operating Officer since July 2005. Mr. Sinha was a director of the Company from October 2002 to July 2005, before joining the Company as our Chief Operating Officer. Mr. Sinha was the Chief Operating Officer and Chief Financial Officer of WEAR ME Apparel Inc., a company that designs, manufactures and markets branded and non-branded children’s clothing, from 2003 to July 2005. Prior to that, Mr. Sinha worked for Salant Corporation, a company that designs, manufactures and markets men’s clothing, for 22 years, and held the position of Chief Operating Officer and Chief Financial Officer of Salant Corporation from 1998 to 2003.

Karla Frieders has been our Chief Merchandising Officer since September 2015. Previously, Ms. Frieders served as President of Retail from January 2013 and Vice President of Retail from October 2009 until January 2013. Prior to these roles, Ms. Frieders held various buying positions at the Company from 1999.

Lisa Keith has been our General Counsel since November 2019 and our Corporate Secretary since January 2021. Ms. Keith joined Steve Madden’s Legal Department in May 2017 and previously served as Vice President and Deputy General Counsel. Prior to joining the Company, Mrs. Keith was a senior associate at Davis Wright Tremaine LLP, a law firm, where she represented clients in the fashion, technology and luxury goods industries. Ms. Keith began her legal career at Gibson, Dunn & Crutcher LLP, where she practiced in the litigation department. She earned her J.D. from New York University School of Law and her B.A., summa cum laude, from Brandeis University, where she was Phi Beta Kappa.

Please see the section of this Proxy Statement captioned “Proposal One: Election of Directors” for biographical summaries and other information concerning our Chairman of the Board and Chief Executive Officer, Edward R. Rosenfeld, and our President, Amelia Newton Varela, as well as our other director nominees.

Summary Compensation Table for the 2021 Fiscal Year

The following table sets forth the compensation information for our Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer relating to the fiscal years ended December 31, 2021, 2020 and 2019, respectively. In this Proxy Statement, we refer to this group of people as our “Named Executive Officers.”

In accordance with applicable SEC rules, the Summary Compensation Table includes, for a particular fiscal year, only those stock awards made during that fiscal year and not any awards made after year-end even if awarded for services rendered in that year. SEC rules require that such awards be reflected in the year of grant and, as such, awards made after the end of the 2021 Fiscal Year will appear in the Summary Compensation Table to be included in our proxy statement for our 2023 Annual Meeting of Stockholders.

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Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total Compensation ($)
Edward R. Rosenfeld	2021	1,040,146	—	5,499,985	—	1,000,000	26,700	(2)	7,566,831
Chief Executive Officer	2020	494,853	—	2,360,456	—	—	17,550		2,872,859
	2019	943,961	—	5,864,811	—	500,000	26,400		7,335,172

Amelia Newton Varela	2021	724,135	—	999,983	—	450,000	23,700	(3)	2,197,818
President	2020	628,115	—	1,163,970	—	—	23,550		1,815,635
	2019	669,538	—	—	—	182,006	23,400		874,944

Zine Mazouzi(4)	2021	544,808	—	1,200,021	—	440,000	23,700	(5)	2,208,529
Chief Financial Officer

Awadhesh Sinha	2021	766,238	—	—	—	550,000	24,401	(6)	1,340,639
Chief Operating Officer	2020	668,762	—	499,990	—	—	23,268		1,192,020
	2019	724,220	—	—	—	200,000	24,101		948,321

Karla Frieders	2021	590,000	—	400,009	—	100,000	8,700	(7)	1,098,709
Chief Merchandising Officer	2020	530,092	—	750,158	—	—	8,550		1,288,800
	2019	583,875	—	496,953	—	100,000	8,400		1,189,228

(1)	The amounts in this column reflect the total grant date fair value of awards granted during the applicable year for the fiscal years ended December 31, 2021, December 31, 2020, and December 31, 2019, respectively, calculated in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note I, Note J and Note J, respectively, to our audited financial statements for the fiscal years ended December 31, 2021, December 31, 2020, and December 2019 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2022, March 16, 2021, and March 2, 2019, respectively.
(2)	Consists of an $18,000 automobile allowance and $8,700 in annual match contributions to Mr. Rosenfeld’s 401(k) plan account.
(3)	Consists of a $15,000 automobile allowance and $8,700 in annual matching contributions to Ms. Varela’s 401(k) plan account.
(4)	Mr. Mazouzi became our Chief Financial Officer effective January 1, 2021.
(5)	Consists of a $15,000 automobile allowance and $8,700 in annual match contributions to Mr. Mazouzi’s 401(k) plan account.
(6)	Consists of a $15,701 automobile allowance and $8,700 in annual matching contributions to Mr. Sinha’s 401(k) plan account.
(7)	Consists of $8,700 in annual matching contributions to Ms. Frieders’ 401(k) plan account.

Employment Arrangements

Edward R. Rosenfeld. On December 31, 2021, we entered into a new employment agreement (the “Rosenfeld 2021 Agreement”) with Mr. Rosenfeld to replace our employment agreement, which expired on December 31, 2021. Pursuant to the Rosenfeld 2021 Agreement, Mr. Rosenfeld continues to serve as our Chief Executive Officer and executive Chairman of the Board of Directors through December 31, 2024, unless sooner terminated in accordance with the terms of the agreement. The Rosenfeld 2021 Agreement provides for an annual base salary of $1,083,538, $1,126,879 and $1,171,954 for fiscal years 2022, 2023 and 2024, respectively, and a monthly automobile allowance of $1,500. Pursuant to the Rosenfeld 2021 Agreement, on December 31, 2021, Mr. Rosenfeld was granted 75,317 shares of Common Stock, subject to certain restrictions. Those restricted shares of Common Stock, which were issued under the Steven Madden, Ltd. 2019 Incentive Compensation Plan, vest in five annual installments of 15,063, 15,063, 15,063, 15,064, and 15,064 shares respectively, commencing on December 1, 2022. In addition, on February 1, 2022, Mr. Rosenfeld received an award of 60,532 shares of our Common Stock under the 2019 Plan, subject to certain restrictions, which vest in five substantially equal annual installments of 12,106 shares commencing on February 1, 2023. The Rosenfeld 2021 Agreement provides that Mr. Rosenfeld will receive additional compensation and bonuses, if any, at the absolute discretion of the Board of Directors.

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In the event of his death, the Rosenfeld 2021 Agreement provides for the payment to Mr. Rosenfeld’s estate of his base salary for the 12-month period immediately after the date of his death. The agreement also provides that if Mr. Rosenfeld’s employment is terminated due to his “total disability” (as defined in the Rosenfeld 2021 Agreement), Mr. Rosenfeld will receive payment of his base salary for the 12-month period immediately after the date on which he is determined to be totally disabled. The Rosenfeld 2021 Agreement allows the Company to terminate his employment for “cause” (as defined therein) or without cause. If we terminate Mr. Rosenfeld’s employment for cause, we will have no further obligations to Mr. Rosenfeld, and Mr. Rosenfeld will be entitled to no further compensation from the Company, except for pro-rata amounts due to him on the date of his termination. If we terminate Mr. Rosenfeld’s employment without cause or if Mr. Rosenfeld resigns for “good reason” (as defined in the Rosenfeld 2021 Agreement), Mr. Rosenfeld will be entitled to receive payment of his annual base salary, payable at regular payroll intervals, from the date of termination of employment through the longer of the remainder of the term of the agreement or six months.

In addition, if we terminate Mr. Rosenfeld’s employment without cause or if he resigns for good reason during the period commencing 90 days prior to a “change of control” (as defined in the Rosenfeld 2021 Agreement) and ending 180 days following a change of control, Mr. Rosenfeld will receive an amount equal to two and one-half times the sum of (i) the annual base salary to which he was entitled as of the date of termination or resignation of employment plus (ii) the average cash bonus he received for the preceding three-year period ending on the last previous December 31 (the “Change of Control Payment”). However, if the Change of Control Payment (or a portion thereof) is determined to constitute an “excess parachute payment” under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), Mr. Rosenfeld will be paid either (i) the Change of Control Payment (which will be subject to all applicable taxes to be paid by him including the excise tax payable pursuant to Section 4999 and which will be limited as to deductibility to the Company) or (ii) a reduced amount, calculated in accordance with Section 280G, that may be paid to the executive without the imposition of an excise tax under Section 4999 and which shall be fully deductible to the Company, whichever payment yields the greater after-tax benefit to him.

Amelia Newton Varela. On December 27, 2019, we entered into an employment agreement (the “Varela 2019 Agreement”) with Ms. Varela, pursuant to which she will continue to serve as our President through December 31, 2022, unless sooner terminated in accordance with the terms of the agreement. The Varela 2019 Agreement replaced her previous employment agreement, which expired on December 31, 2019. The Varela 2019 Agreement provides for an annual base salary of $700,000, $725,000, and $750,000 for fiscal years 2020, 2021, and 2022 and an annual automobile allowance of $15,000 in each year of the term. Due to the impact of the COVID-19 pandemic on our business, Ms. Varela agreed to a 30% reduction in her base salary from April 1, 2020 through July 31, 2020. In addition, on January 2, 2020, pursuant to the Varela 2019 Agreement, Ms. Varela was granted 27,000 restricted shares of Common Stock, which will vest in five equal annual installments on each anniversary of the date of grant, commencing on January 2, 2021.

The Varela 2019 Agreement entitles Ms. Varela to an annual performance-based cash bonus for each of the fiscal years ended December 31, 2020, 2021 and 2022 in an amount equal to 2% of the increase, if any, in our total earnings before interest and taxes (“EBIT”) for each such year over our total EBIT for the immediately preceding year, less any deductions required to be withheld by applicable laws and regulations. EBIT attributable to any business that we acquire after January 1, 2020 will be included in the calculation for the purpose of determining Ms. Varela’s annual bonus after one year of Company ownership.

If the Varela 2019 Agreement is terminated due to Ms. Varela’s “disability” (as defined in the agreement) or death, we are obligated to pay Ms. Varela (or her estate) the amount of accrued and unpaid salary through the date of termination plus any performance-based cash bonus that has accrued for the year prior to termination and is unpaid at the time Ms. Varela’s employment is terminated. We may terminate the agreement for “cause” (as defined in the Varela 2019 Agreement), in which case she will be entitled only to accrued and unpaid salary through the date of termination of employment. If we terminate Ms. Varela’s employment without cause, she would be entitled to receive payment of her annual base salary, payable at regular payroll intervals, from the date of termination of employment through the remainder of the term plus any performance-based cash bonus that has accrued but not yet been paid. In addition, if we terminate Ms. Varela’s employment without cause during the period commencing 30 days prior to a “change of control” (as defined in the Varela 2019 Agreement) transaction and ending 180 days following a change of control transaction, she is entitled to receive an amount equal to the lesser of (A) two and one-half times the sum of (i) the annual base salary to which she was entitled as of the date of termination plus (ii) the average cash bonus received by her for the preceding three-year period ending on the last previous December 31 or (B) the maximum amount that is tax deductible to the Company under Section 280G of the Code.

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On February 25, 2021, we entered into Amendment No. 1 to Employment Agreement with Ms. Varela (the “Varela Amendment”), which amended the Varela 2019 Agreement. The Varela Amendment amended the Varela 2019 Agreement by setting a cap of $450,000 on bonuses payable to Ms. Varela based on our financial performance in 2021 and 2022. In addition, the Varela Amendment provided that on March 1, 2021, we will grant Ms. Varela the number of restricted shares of our Common Stock determined by dividing $1 million by the closing price of our Common Stock on March 1, 2021. The shares of restricted Common Stock will vest 25% per year commencing on March 1, 2022. As provided in the Varela Amendment, we issued 26,350 restricted shares of Common Stock to Ms. Varela on March 1, 2021. All of the other terms and provisions of the Varela 2019 Agreement remain in full force and effect.

Zine Mazouzi. On December 8, 2020, we entered into an employment agreement with Zine Mazouzi (the “Mazouzi Employment Agreement”), pursuant to which Mr. Mazouzi serves as our Chief Financial Officer. The term of the Mazouzi Employment Agreement commenced on January 1, 2021, and will continue for a term of three years through December 31, 2023, unless sooner terminated in accordance with the terms thereof. Pursuant to the terms of the Mazouzi Employment Agreement, Mr. Mazouzi will receive an annual base salary during the term of $550,000 for the calendar year 2021, $575,000 for the calendar year 2022, and $600,000 for the calendar year 2023 and an automobile allowance of $1,250 per month in each year of the term. In addition, on January 4, 2021, pursuant to the Mazouzi Employment Agreement, Mr. Mazouzi was granted 29,155 shares of restricted Common Stock vesting 20% per year for five years commencing on the first anniversary of the grant date.

In addition, the terms of the Mazouzi Employment Agreement entitle Mr. Mazouzi to an annual performance-based cash bonus for each of the fiscal years ended December 31, 2021, 2022 and 2023 based on the following schedule:

Diluted EPS	Bonus as % of Salary
Maximum (130% of Plan)	80%
Target (100% of Plan)	50%
Threshold (90% of Plan)	20%

For actual diluted EPS amounts between the Threshold and Target amounts or between the Target and Maximum amounts, the bonus payable shall be calculated based on a straight-line interpolation between the respective amounts.

Pursuant to the terms of the Mazouzi Employment Agreement, we may terminate Mr. Mazouzi’s employment “for cause” (as defined in the Mazouzi Employment Agreement), in which event Mr. Mazouzi would be entitled to receive only his accrued and unpaid base salary through the date of termination. If we terminate Mr. Mazouzi’s employment without cause or Mr. Mazouzi terminates the Mazouzi Employment Agreement “for good reason” (as defined in the Mazouzi Employment Agreement), Mr. Mazouzi would be entitled to receive payment of his annual base salary, payable at regular payroll intervals, from the date of termination of employment through the remainder of the term plus any performance-based cash bonus that has accrued but not yet been paid. In addition, if we terminate Mr. Mazouzi’s employment without cause or Mr. Mazouzi terminates the Mazouzi Employment Agreement for good reason during the period commencing 30 days prior to a “Change of Control” (as defined in the Mazouzi Employment Agreement) and ending 180 days following a Change of Control, he will be entitled to receive an amount equal to the lesser of (A) two and one-half times the sum of (i) the annual base salary to which he was entitled as of the date of termination plus (ii) the average cash bonus received by him for the preceding three-year period ending on the last previous December 31 or (B) the maximum amount that is tax deductible to the Company under Section 280G of the Internal Revenue Code of 1986, as amended.

Awadhesh Sinha. On December 27, 2019, we entered into an employment agreement (the “Sinha 2019 Agreement”) with Mr. Sinha, pursuant to which he will continue to serve as our Chief Operating Officer through December 31, 2021, unless sooner terminated in accordance with the terms of the agreement. The Sinha 2019 Agreement replaced his previous employment agreement, which expired on December 31, 2019. Under the Sinha 2019 Employment Agreement, Mr. Sinha will receive an annual base salary of $745,000 and $767,000 for fiscal years 2020 and 2021, respectively, and an annual automobile allowance of $22,500 in each year of the term. Due to the impact of the COVID-19 pandemic on our business, Mr. Sinha agreed to a 30% reduction in his base salary from April 1, 2020 through July 31, 2020. We will also pay term life insurance premiums on his behalf in the amount of approximately $11,000 per year less deductions required to be withheld by applicable laws and regulations. In accordance with the terms of the Sinha 2019 Agreement, on January 2, 2020, we granted Mr. Sinha 11,598 restricted shares of Common Stock, which vest in two substantially equal installments on December 15, 2020 and December 15, 2021.

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The Sinha 2019 Agreement entitles Mr. Sinha to an annual performance-based bonus for each of the fiscal years ended December 31, 2020 and 2021 in an amount equal to 2% of the increase, if any, in our earnings before interest, taxes, depreciation and amortization (“EBITDA”) for each such year over our EBITDA for the immediately preceding year. For any business acquired after January 1, 2020, EBITDA from the acquired business is included in the bonus calculation starting with the first full quarter under our ownership, provided that the prior year’s EBITDA will likewise be adjusted to include EBITDA from the acquired business for comparable quarters in the prior year on a pro forma basis assuming we had owned the business. We are entitled to claw back bonuses and other incentive-based compensation paid to Mr. Sinha if we determine that such compensation was based upon materially inaccurate financial statements.

In the event of Mr. Sinha’s death, the Sinha 2019 Agreement provides for the payment to his estate of his base salary for the 12-month period immediately after the date of Mr. Sinha’s death. In addition, in the event of Mr. Sinha’s “total disability” (as such term is defined in the Sinha 2019 Agreement), we will be obligated to continue to pay his base salary for the 12-month period immediately after the date of determination of such total disability. If we terminate Mr. Sinha’s employment “for cause” (as such term is defined in the Sinha 2019 Agreement), or Mr. Sinha resigns without “good reason” (as such term is defined in the Sinha 2019 Agreement), we will be obligated to pay Mr. Sinha the amount of compensation that is accrued and unpaid through the date of termination. If we terminate Mr. Sinha’s employment without cause or he resigns for good reason, he will be entitled to receive payment of his annual base salary, payable at regular payroll intervals, from the date of termination of employment through the longer of (i) the remainder of the term or (ii) six months.

If there is a “change of control” transaction and we have terminated his employment other than “for cause” or if he resigns “for good reason,” Mr. Sinha will receive an amount equal to two and one half times the sum of (i) the annual base salary to which he was entitled as of the date of termination or resignation of employment plus (ii) the average cash bonus received by him for the preceding three-year period ending on the last previous December 31 (the “Change of Control Payment”). However, if the Change of Control Payment (or a portion thereof) is determined to constitute an “excess parachute payment” under Sections 280G and 4999 of the Code, we will pay Mr. Sinha either (i) the Change of Control Payment (which shall be subject to all applicable taxes to be paid by him, including the excise tax payable pursuant to Section 4999, and which shall be limited as to deductibility to the Company) or (ii) a reduced amount, calculated in accordance with Section 280G, that may be paid to him without the imposition of an excise tax under Section 4999 and which shall be fully deductible to the Company, whichever payment yields the greater after-tax benefit to Mr. Sinha.

On February 25, 2021, we entered into Amendment No. 1 to Employment Agreement with Mr. Sinha (the “Sinha Amendment”), which amended the Sinha 2019 Agreement. The Sinha Amendment extended the term of Mr. Sinha’s employment with the Company through December 31, 2023. Under the Sinha Amendment, Mr. Sinha will be required to devote not more than four days per week to his duties as Chief Operating Officer beginning on January 1, 2022, and on January 1, 2023, he will become a Senior Advisor to the Company and will be required to devote not more than two days per week to such executive-level duties as are reasonably assigned to him by our Chief Executive Officer. The Sinha Amendment (i) provides that Mr. Sinha’s base compensation will be $500,000 for calendar year 2022 and $300,000 for calendar year 2023, (ii) his bonus based on our financial performance in 2021 will be capped at $450,000, (iii) his bonus based on our financial performance in 2022 will be capped at $200,000, and (iv) he will not be entitled to a performance bonus for 2023. All of the other terms and provisions of the Sinha Original Agreement remain in full force and effect.

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Karla Frieders. On May 11, 2020, we entered into an employment agreement with Ms. Frieders (the “Frieders 2020 Agreement”) pursuant to which Ms. Frieders will continue to serve as our Chief Merchandising Officer. The Frieders 2020 Agreement is effective as of May 1, 2020.

The term of the Frieders 2020 Agreement commenced on May 1, 2020 and will continue for a term of three years through April 30, 2023, unless sooner terminated in accordance with the terms thereof. Pursuant to the terms of the Frieders 2020 Agreement, Ms. Frieders will receive an annual base salary during the term of $590,000. Due to the impact of the COVID-19 pandemic on our business, Ms. Frieders agreed to a 30% reduction in her base salary from April 1, 2020 through July 31, 2020. In addition, the Frieders 2020 Agreement entitles Ms. Frieders to an annual performance-based bonus for each of the fiscal years ending December 31, 2020, 2021 and 2022 in an amount to be determined by the Company in its absolute discretion, which bonus, if any, will be paid to her on or about March 15 of the year immediately following the year in which it was earned. In addition, on May 11, 2020, pursuant to the Frieders 2020 Agreement, Ms. Frieders was awarded 32,758 restricted shares of our Common Stock, which will vest in five substantially equal annual installments commencing on May 1, 2021.

If we terminate Ms. Frieders’ employment due to her “disability” (as defined in the Frieder’s Agreement) or her death, we are obligated to pay her (or her estate) the amount of accrued and unpaid salary through the date of termination of employment. We may terminate Ms. Frieders’s employment for “cause” (as defined in the Frieders 2020 Agreement), in which event Ms. Frieders would be entitled to receive only her accrued and unpaid salary through the date of termination. The Frieders 2020 Agreement provides that if we terminate Ms. Frieders’s employment without cause, Ms. Frieders would be entitled to receive payment of her annual base salary, payable at regular payroll intervals, from the date of termination of employment through the remainder of the term.

Grants of Plan-Based Awards in the 2021 Fiscal Year

The following table sets forth information concerning awards under our equity and non-equity incentive plans granted to each of the Named Executive Officers in the 2021 Fiscal Year.

						All Other	All Other
						Stock	Option
						Awards:	Awards:		Grant Date
		Estimated Future Payouts Under				Number of	Number of	Exercise or	Fair Value
		Non-Equity Incentive Plan				Shares of	Securities	Base Price	of Stock
		Awards (1)				Stock or	Underlying	of Option	and Option
		Threshold	Target		Maximum	Units	Options	Awards	Awards
Name	Grant Date	($)	($)		($)	(#)	(#)	($/Sh)	($)
Edward R. Rosenfeld	N/A	—	—	(1)	—	—	—	—
	3/15/21	50,569	2,000,004
	12/31/21	—	—		—	75,317	—	—	3,499,981
Amelia Newton Varela	N/A	—	—	(1)	450,000	—	—	—	—
	3/1/21	—	—		—	26,350	—	—	999,983
Zine Mazouzi	N/A	110,000	275,000		440,000	—	—	—	—
	1/4/21	—	—		—	29,155	—	—	1,000,017
	3/15/21	5,057	200,004
Awadhesh Sinha	N/A	—	—	(1)	450,000	—	—	—	—
Karla Frieders	N/A	—	—	(1)	—	—	—	—	—
	3/15/21	—	—		—	10,114	—	—	400,009

(1)	Consistent with SEC regulations, because there were no thresholds, targets or maximums for the 2021 annual bonus program for these Named Executive Officers, the amounts shown in the target column (other than for Mr. Mazouzi) are representative amounts based on 2020 performance. For Ms. Varela and Mr. Sinha, the bonuses were capped at $450,000 pursuant to their employment agreements. For Mr. Mazouzi, the amounts shown are based on the annual bonus amounts set forth in his employment agreement. The bonus amounts actually earned for 2021 are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.

Plan-Based Awards

On February 25, 2019, upon recommendation of the Compensation Committee, the Board unanimously approved the adoption of the Steven Madden, Ltd. 2019 Incentive Compensation Plan (the “2019 Plan”), and on May 24, 2019, our stockholders approved the adoption of the 2019 Plan. The purpose of the 2019 Plan is to enhance our profitability and value for the benefit of our stockholders by enabling the Company to offer eligible employees, consultants and non-employee directors cash and stock-based incentives to attract, retain and reward such individuals and provide additional incentive for such persons to exert maximum efforts for our success by encouraging stock ownership in the Company. The 2019 Plan serves as a means to strengthen the mutuality of interests between such individuals and our stockholders. All of the equity- and non-equity incentive awards granted to our Named Executive Officers in Fiscal Year 2021 were granted under the 2019 Plan.

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Outstanding Equity Awards at End of the 2021 Fiscal Year

The following table sets forth information concerning restricted stock that has not vested and stock awards outstanding for each of the Named Executive Officers as of the end of the 2021 Fiscal Year.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Edward R. Rosenfeld	—	—	—	—	—	406,707	(1)	18,899,674	—	—
Amelia Newton Varela	—	—	—	—	—	51,939	(2)	2,413,605	—	—
Zine Mazouzi	—	—	—	—	—	44,990	(3)	2,090,685	—	—
Awadhesh Sinha	—	—	—	—	—	—		—	—
Karla Frieders	—	—	—	—	—	58,145	(4)	2,701,998	—	—

(1)	On March 15, 2017, Mr. Rosenfeld was awarded 59,841 shares of restricted Common Stock, which shares vest in five substantially equal annual installments commencing on March 5, 2018. On March 15, 2018, Mr. Rosenfeld was awarded 100,000 shares of restricted Common Stock, which shares vest in five substantially equal installments commencing on March 5, 2019. On December 31, 2018, Mr. Rosenfeld was awarded 87,500 shares of restricted Common Stock, which shares vest in five substantially equal installments commencing on December 1, 2019. On February 1, 2019, Mr. Rosenfeld was awarded 87,500 shares of restricted Common stock, which vest in five equal annual installments commencing on commenced on February 1, 2020. On March 15, 2019, Mr. Rosenfeld was awarded 91,547 shares of restricted Common Stock, which vest in five equal annual installments commencing on March 1, 2020. On March 16, 2020, Mr. Rosenfeld was awarded 108,030 shares of restricted Common Stock, which vest in five equal annual installments commencing on March 1, 2021. On December 31, 2021, Mr. Rosenfeld was awarded 75,317 shares of restricted Common Stock, which shares vest in five annual installments of 15,063, 15,063, 15,063, 15,064, and 15,064 shares respectively, commencing on December 1, 2022.
(2)	On March 15, 2016, Ms. Varela was awarded 20,673 shares of restricted Common Stock, which shares vest in five substantially equal annual installments commencing on March 5, 2017. On March 15, 2017, Ms. Varela was awarded 19,947 shares of restricted Common Stock, which shares vest in five substantially equal annual installments commencing on March 5, 2018. On January 2, 2020, Ms. Varela was awarded 27,000 restricted shares of Common Stock, which will vest in five equal annual installments on each anniversary of the date of grant, commencing on January 2, 2021. On March 1, 2021, Ms. Varela was awarded 26,350 restricted shares of Common Stock, which will vest in four substantially equal annual installments on each anniversary of the date of grant, commencing on March 1, 2022.
(3)	On January 2, 2019, Mr. Mazouzi was awarded 8,202 restricted shares of Common Stock, which vest in five substantially equal installments commencing on the first anniversary of the date awarded. On January 2, 2020, Mr. Mazouzi was awarded 2,320 restricted shares of Common Stock, which vest in five substantially equal installments commencing on the first anniversary of the date awarded. On August 3, 2020, Mr. Mazouzi was awarded 5,000 restricted shares of Common Stock, which vest in five substantially equal installments commencing on the first anniversary of the date awarded. On January 4, 2021, Mr. Mazouzi was awarded 29,155 restricted shares of Common Stock, which vest in five substantially equal installments commencing on the first anniversary of the date awarded. On March 15, 2021, Mr. Mazouzi was awarded 5,057 restricted shares of Common Stock, which vest in five substantially equal installments commencing on March 1, 2022.
(4)	On April 11, 2017, Ms. Frieders was awarded 30,000 shares of restricted Common Stock, which shares vest in five equal annual installments commencing on April 1, 2018. On March 15, 2018, Ms. Frieders was awarded 16,666 shares of restricted Common Stock, which shares vest in five substantially equal installments commencing on March 5, 2019. On May 11, 2020, Ms. Frieders was awarded 32,758 restricted shares of our Common Stock, which will vest in five substantially equal annual installments commencing on May 1, 2021. On March 15, 2021, Ms. Frieders was awarded 10,114 restricted shares of our Common Stock, which will vest in five substantially equal annual installments commencing on March 1, 2022.
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Option Exercises and Stock Vested in the 2021 Fiscal Year

The following table sets forth information concerning stock options exercised and restricted stock vested during the 2021 Fiscal Year for each of the Named Executive Officers. The value realized from exercised options is deemed to be the market value of the Common Stock on the date of exercise, less the exercise price of the option, multiplied by the number of shares of Common Stock underlying the option. The value realized from the vesting of restricted stock is deemed to be the market value of the Common Stock on the date of vesting multiplied by the number of shares vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Edward R. Rosenfeld	—	—	137,654	5,106,246
Amelia Newton Varela	75,000	1,977,255	13,524	480,186
Zine Mazouzi	—	—	3,104	117,693
Awadhesh Sinha	—	—	5,799	272,843
Karla Frieders	—	—	20,590	779,968

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2021 with respect to compensation plans (including individual compensation arrangements) under which shares of Common Stock are authorized for issuance, aggregated as follows:

•	All compensation plans previously approved by security holders; and
•	All compensation plans not previously approved by security holders.

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	2,531,000	29.06	7,431,000
Equity compensation plans not approved by security holders	—	—	—
Total	2,531,000	29.06	7,431,000
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Termination, Change-in-Control and Non-Competition/Non-Solicitation

The employment agreements for Ms. Varela and Messrs. Rosenfeld, Mazouzi and Sinha provide for a severance payment upon a termination of employment in connection with a change-in-control of the Company. The employment agreements of Messrs. Rosenfeld, Mazouzi and Sinha also provide for a severance payment if the executive terminates his employment for good reason in connection with a change-in-control. The change-in-control severance payments may result in the application of the “golden parachute” provisions of Section 280G of the Code, and to the extent Section 280G applies, we may not be permitted to deduct from our taxable income the severance payments made to the Named Executive Officer. Moreover, Section 4999 of the Code would impose a 20% excise tax on the Named Executive Officer receiving the severance payment. In the case of Ms. Varela, these severance payments in connection with a change-in-control, however, are reduced if the severance payment, when added to any other benefits triggered by a change-of-control, is determined to constitute an “excess parachute payment” under Sections 280G and 4999 of the Code, to the maximum amount that we can deduct under Section 280G of the Code. In the case of Messrs. Rosenfeld, Mazouzi and Sinha, the executive’s change-in-control severance payment will only be reduced to the maximum amount that we can deduct under Section 280G of the Code if the reduction provides the Named Executive Officer with the best after-tax result; otherwise, the Named Executive Officer will receive the full amount of the severance payment and other benefits triggered by the change-in-control and be liable for the 20% excise tax on the excess parachute payment in addition to all other applicable taxes. In such case, our deduction of the portion of the severance payment constituting an excess parachute payment will be disallowed.

Our employment agreements with Ms. Varela and Messrs. Rosenfeld, Mazouzi and Sinha also provide for severance payments to the executive if we terminate the executive’s employment without cause or if we give any of these executives good reason to terminate their respective employment.

Please see the section of this Proxy Statement captioned “Employment Arrangements” for a summary description of the Named Executive Officers’ employment agreements and such severance and change-in-control provisions. These benefits are described and quantified in the section of this Proxy Statement captioned “Potential Payments Upon Termination or Change-In-Control” below.

We believe that the severance payments and payments made upon change-in-control provisions in the employment agreements provide appropriate protection to our executives, comparable to that available at peer companies and, with regard to the enhanced severance following a change-in-control, protect the Company from losing key executives during a period when a change-in-control may be threatened or pending. These benefits are described and quantified in the section below captioned “Potential Payments Upon Termination or Change-In-Control.”

Mses. Frieders and Varela and Mr. Mazouzi have each agreed to a non-compete and non-solicitation restriction through the expiration date of their employment agreement, April 30, 2023, December 31, 2022, and December 31, 2023 respectively, in the event of a voluntary termination or termination for cause. Messrs. Rosenfeld and Sinha have each agreed to non-compete and non-solicitation restrictions during the period of their employment and for a six-month period following the termination of their employment for cause or in the event of their resignation without good reason.

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Potential Payments Upon Termination or Change-In-Control

Our employment agreements with the Named Executive Officers provide for payments to such individuals upon termination of employment or a change-in-control of the Company. Please see the section of this Proxy Statement captioned “Employment Arrangements.” The table below assumes that the termination of employment has occurred on December 31, 2021 and that the amounts would be payable to the respective Named Executive Officer if such Named Executive Officer’s employment is terminated under the various scenarios set forth below.

Name	Cash Payment ($)		Continuation of Medical / Welfare Benefits (Present Value) ($)		Acceleration and Continuation of Equity Award ($)		Total Termination Benefits(1) ($)
Termination Due To Death
Edward R. Rosenfeld	1,083,538	(2)	22,569	(3)	—		1,106,107
Amelia Newton Varela	—		—		—		—
Zine Mazouzi	—		—		—		—
Awadhesh Sinha	500,000	(4)	8,568	(3)	—		508,568
Karla Frieders	—		—		—		—

Termination Due To Total Disability
Edward R. Rosenfeld	1,083,538	(2)	—		—		1,083,538
Amelia Newton Varela	—		—		—		—
Zine Mazouzi	—		—		—		—
Awadhesh Sinha	500,000	(4)	8,568	(3)	—		508,568
Karla Frieders	—		—		—		—

Termination For Cause; Resignation Without Good Reason
Edward R. Rosenfeld	—		—		—		—
Amelia Newton Varela	—		—		—		—
Zine Mazouzi	—		—		—		—
Awadhesh Sinha	—		—		—		—
Karla Frieders	—		—		—		—

Termination Other Than For Cause; Resignation For Good Reason
Edward R. Rosenfeld	3,382,371	(5)	—		—		3,382,371
Amelia Newton Varela	750,000	(6)	—		—		750,000
Zine Mazouzi	1,175,000	(7)	—		—		1,175,000
Awadhesh Sinha	800,000	(8)	—		—		800,000
Karla Frieders	786,667	(9)	—		—		786,667

Termination Upon A Change-In-Control
Edward R. Rosenfeld	3,854,658	(10)	—		7,061,936	(11)	10,916,594
Amelia Newton Varela	2,465,814	(12)	—		946,038	(11)	3,411,852
Zine Mazouzi	2,475,000	(13)	—		1,064,532	(11)	3,689,532
Awadhesh Sinha	2,563,000	(14)	—		—		2,563,000
Karla Frieders	1,376,667	(15)	—		812,955	(11)	2,189,622

(1)	Ms. Varela’s employment agreement provides that severance payments in connection with a change-in-control are reduced if the severance payment, when added to any other benefits triggered by a change-of-control, is determined to constitute an “excess parachute payment” under Sections 280G and 4999 of the Code, to the maximum amount that is deductible to the Company under Section 280G of the Code. The employment agreements of Messrs. Rosenfeld, Mazouzi and Sinha provide that the executive’s change-in-control severance payment will only be reduced to the maximum amount that is deductible to the Company under Section 280G of the Code if the reduction provides the Named Executive Officer with the best after-tax result; otherwise, the Named Executive Officer will receive the full amount of the severance payment and other benefits triggered by the change-in-control and be liable for the 20% excise tax on the excess parachute payment in addition to all other applicable taxes. In such case, our deduction of the portion of the severance payment constituting an excess parachute payment will be disallowed. Because our agreements with the Named Executive Officers do not under any circumstances provide for an increase in severance or other benefits due to the application of Sections 280G and 4999 of the Code, for purposes of the disclosure above, we have calculated the potential amounts payable without taking into account the application of Sections 280G and 4999 of the Code. Upon the occurrence of a change-of-control, the amounts may be reduced due to the application of Section 280G and 4999 of the Code.
(2)	Consists of Mr. Rosenfeld’s 2022 base salary of $1,083,538, which would be paid at regular intervals.
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(3)	Consists of medical benefits.
(4)	Consists of Mr. Sinha’s 2022 base salary of $500,000, which would be paid at regular intervals.
(5)	Consists of the base salary of $1,083,538, $1,126,879, and $1,171,954 for 2022, 2023, and 2024 respectively that would have been paid to Mr. Rosenfeld during the remainder of the term of his employment until the expiration of his employment agreement on December 31, 2024. Mr. Rosenfeld would receive these payments at regular intervals.
(6)	Consists of the base salary of $750,000 for 2022 that would have been paid to Ms. Varela during the remainder of the term of her employment until the expiration of her employment agreement on December 31, 2022. Ms. Varela would receive these payments at regular intervals.
(7)	Consists of the base salary of $575,000 and $600,000 for 2022 and 2023 respectively that would have been paid to Mr. Mazouzi during the remainder of the term of his employment until the expiration of his employment agreement on December 31, 2023. Mr. Mazouzi would receive these payments at regular intervals.
(8)	Consists of the base salary of $500,000 and $300,000 for 2022 and 2023 that would have been paid to Mr. Sinha during the remainder of the term of his employment until the expiration of his employment agreement on December 31, 2023. Mr. Sinha would receive these payments at regular intervals.
(9)	Consists of the base salary of $590,000 per year that would have been paid to Ms. Frieders during the remainder of the term of her employment until the expiration of her employment agreement on April 30, 2023.
(10)	Consists of two and one-half times the sum of (i) Mr. Rosenfeld’s 2021 base salary of $1,041,863 plus (ii) the average cash bonus received by Mr. Rosenfeld for the three-year period ending on December 31, 2020. Upon a change-in-control, payments (or portions thereof) to Mr. Rosenfeld determined to constitute an “excess parachute payment” may be reduced to the maximum amount that would be tax deductible by the Company pursuant to Sections 280G of the Code. See the “Implications of Tax and Accounting Matters” section of “Compensation Discussion and Analysis” for a discussion of the applicability of Sections 280G and 4999 of the Code to change-in-control payments generally. See also the summary of Mr. Rosenfeld’s employment agreement under “Employment Arrangements.”
(11)	The amount disclosed represents the total value of the restricted stock and stock options that would have received accelerated vesting upon a hypothetical change-in-control on December 31, 2021.
(12)	Consists of two and one-half times the sum of (i) Ms. Varela’s 2021 base salary of $725,000 plus (ii) the average cash bonus received by Ms. Varela for the three-year period ending on December 31, 2020. Upon a change-in-control, payments (or portions thereof) to Ms. Varela determined to constitute an “excess parachute payment” may be subject to reduction to the maximum amount that would be tax deductible by the Company pursuant to Sections 280G of the Code. See the “Implications of Tax and Accounting Matters” section of “Compensation Discussion and Analysis” for a discussion of the applicability of Sections 280G and 4999 of the Code to change-in-control payments generally. See also the summary of Ms. Varela’s employment agreement under “Employment Arrangements.”
(13)	Consists of two and one-half times the sum of (i) Mr. Mazouzi’s 2021 base salary of $550,000 plus (ii) the $440,000, which was Mr. Mazouzi’s bonus for 2021. This formula in Mr. Mazouzi’s agreement would refer to his average bonus over the preceding three years in the event of an actual termination, but because Mr. Mazouzi did not receive a bonus for years prior to 2021 we have used his bonus for 2021 as an estimate. Upon a change-in-control, payments (or portions thereof) to Mr. Mazouzi determined to constitute an “excess parachute payment” may be subject to reduction to the maximum amount that would be tax deductible by the Company pursuant to Sections 280G of the Code. See the “Implications of Tax and Accounting Matters” section of “Compensation Discussion and Analysis” for a discussion of the applicability of Sections 280G and 4999 of the Code to change-in-control payments generally. See also the summary of Mr. Mazouzi’s employment agreement under “Employment Arrangements.”
(14)	Consists of two and one-half times the sum of (i) Mr. Sinha’s 2021 base salary of $767,000 plus (ii) the average cash bonus received by Mr. Sinha for the three-year period ended on December 31, 2020. Upon a change-in-control, payments (or portions thereof) to Mr. Sinha determined to constitute an “excess parachute payment” may be subject to reduction to the maximum amount that would be tax deductible by the Company pursuant to Sections 280G of the Code. See the “Implications of Tax and Accounting Matters” section of “Compensation Discussion and Analysis” for a discussion of the applicability of Sections 280G and 4999 of the Code to change-in-control payments generally. See also the summary of Mr. Sinha’s employment agreement under “Employment Arrangements.”
(15)	Consists of the base salary that would have been paid to Ms. Frieders during the remainder of the term of her employment until the expiration of her employment agreement on April 30, 2023, consisting of $590,000 per year payable for the period from January 1, 2021 through April 30, 2023. Ms. Frieders would receive these payments at regular intervals.
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Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

Peter Migliorini (Chairman)
Peter A. Davis
Rose Peabody Lynch
Robert Smith

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PROPOSAL TWO:

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022

On March 6, 2020, the Audit Committee initially appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm to conduct the audit of our books and records for the fiscal year ending December 31, 2020, and the Committee has appointed EY as our independent registered public accounting firm to conduct the audit of our books and records for the fiscal years ending December 31, 2021 and December 31, 2022. Prior to the appointment of EY, EisnerAmper LLP (“EisnerAmper”) audited our financial statements for the fiscal year ended December 31, 2019. On March 6, 2020, the Audit Committee dismissed EisnerAmper as our independent registered public accounting firm.

The audit reports of EisnerAmper on our consolidated financial statements for each of the fiscal years ended December 31, 2019 and December 31, 2018 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. For each of these fiscal years and the subsequent interim period through EisnerAmper’s dismissal on March 6, 2020, there were (i) no disagreements between the Company and EisnerAmper on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EisnerAmper, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years and (ii) no “reportable events” as defined in Section 304(a)(1)(v) of SEC Regulation S-K and the related instructions thereto.

In evaluating the selection of an independent registered public accounting firm for 2022, the Audit Committee considered several factors relating to potential candidates, including audit quality, the benefits of our existing auditor’s familiarity with the Company versus a fresh perspective, the key members of the audit engagement team, the most recent internal quality control review or Public Company Accounting Oversight Board inspection, auditor independence and its process for maintaining independence, the risks of a change of auditors, and the firm’s international scope and presence. In addition, the Audit Committee evaluated the Company’s requirements in light of the growth and complexity of its business and the increasing international aspects of its operations. As a result of this evaluation, the Audit Committee selected EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Although ratification by stockholders is not required by our organizational documents or any applicable law, the Audit Committee has determined that requesting ratification by stockholders of its appointment of EY as our independent registered public accountants is a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain EY, but may still retain that accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our best interest and that of our stockholders.

Representatives of EY are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement should they so desire.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the Audit Committee’s selection of Ernst & Young LLP.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2022. Unless marked to the contrary, proxies received from stockholders will be voted in favor of ratifying the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2022.

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Independent Registered Public Accounting Firm’s Fees and Services

The aggregate fees billed to the Company by EY for professional services rendered for each of 2021 and 2020, respectively, are set forth below:

	Year Ended December 31,
	2021	2020
Audit Fees(1)	$2,062,500	$2,085,000
Audit-Related Fees	—	—
Tax Fees(2)	421,000	399,700
All Other Fees(3)	2,200	25,000
Total	$2,485,700	$2,509,700

(1)	Represents the aggregate fees billed for (a) the audit of our annual financial statements, (b) the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, (c) other statutory and regulatory filings or engagements and (d) the audit of our internal controls over financial reporting.
(2)	Represents aggregate fees billed for tax advice, tax compliance and consulting. Includes, among others, review and advice with respect to transfer pricing.
(3)	Represents fees (i) for annual subscriptions to accounting reference tools in 2021 and (ii) principally in connection with global incentives and relief programs in 2020.

Audit Committee’s Pre-Approval Policies and Procedures

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accountants. In recognition of this responsibility, the Audit Committee has established a policy to review and pre-approve all audit and permissible non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services.

Prior to engagement of the independent auditor for next year’s audit, the Audit Committee will pre-approve all auditing services and all permitted non-audit services (including the fees and terms thereof), except those excluded from requiring pre-approval based upon the de minimus exception set forth in Section 10A(i)(1)(B) of the Exchange Act and Rule 2-01(c)(7)(i)(C) of Regulation S-X.

The Audit Committee’s pre-approval policies and procedures are as follows: (a) prior to each fiscal year, the Audit Committee pre-approves a schedule of estimated fees for proposed non-prohibited audit and non-audit services; and (b) actual amounts paid are monitored by our financial management and reported to the Audit Committee.

All work performed by EY as described above under the captions Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees has been approved or pre-approved by the Audit Committee pursuant to the provisions of the Audit Committee’s charter. The Audit Committee did not approve any of the Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees described above pursuant to a de minimis exception set forth in Rule 2-01(c)(7)(i)(C) of Regulation S-X. The Audit Committee has considered and concluded that the provision of non-audit services is compatible with maintaining the independence of EY.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed the Company’s audited financial statements for the 2021 Fiscal Year and met with both management and representatives of EY, our independent registered public accountants for that year, to discuss such audited financial statements. Management and our independent registered public accountants have represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has received from and discussed with EY the written disclosures and the letter regarding EY’s communications with the Audit Committee concerning independence as required by applicable requirements of the Public Company Accounting Oversight Board and discussed with EY the independence of EY. The Audit Committee also discussed with EY any matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC. Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the 2021 Fiscal Year.

Submitted by the Audit Committee of the Board of Directors:

Al Ferrara (Chairman)
Mitchell S. Klipper
Ravi Sachdev
50

PROPOSAL THREE:

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Act, and the rules and regulations promulgated thereunder require a publicly traded company to include a resolution in its proxy statement at least once every three years seeking stockholder approval, on an advisory or non-binding basis, of the compensation of the named executive officers as disclosed in such company’s proxy statement pursuant to the compensation rules of the SEC. At our 2017 Annual Meeting of Stockholders, our stockholders approved, on an advisory basis, the holding of an advisory vote to approve executive compensation (commonly known as a “say-on-pay” proposal) annually. Based on these results, the Board of Directors determined to hold its advisory vote to approve executive compensation annually until the next frequency vote, which is scheduled to occur at the 2023 annual meeting of stockholders. Accordingly, we are providing stockholders with a non-binding advisory vote on the compensation of our Named Executive Officers.

As described in more detail in the Compensation Discussion and Analysis section, which begins on page 25 of this Proxy Statement, the overall objective of our executive compensation program and plans is to support delivery of sustained operating and financial performance results with the ultimate goal being to create and maximize value for our stockholders on a long-term basis. We believe that our executive compensation program and plans serve the interests of our stockholders by enabling the Company to attract and retain an experienced and effective management team whose combined knowledge of our business and the fashion footwear and accessories industries has proved extremely valuable in delivering results for our stockholders. The Compensation Committee and the Board of Directors believe that our compensation program and plans as articulated in the Compensation Discussion and Analysis section of this Proxy Statement effectively implement our philosophy of aligning compensation to stockholder interests and that the compensation received by our Named Executive Officers in the 2021 Fiscal Year reflects and supports such philosophy and goal and is commensurate with our performance and strategic position. We will continue to review and modify our executive compensation program to address evolving best practices and changing regulatory requirements.

We encourage stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure contained in this Proxy Statement, all of which describe and explain in detail the compensation of our Named Executive Officers in the 2021 Fiscal Year.

The following resolution is submitted for stockholder approval:

RESOLVED, that the stockholders of Steven Madden, Ltd. (the “Company”) approve, on a non-binding advisory basis, the compensation paid to the Named Executive Officers of the Company as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the executive compensation as described in the section captioned “Compensation Discussion and Analysis,” the Summary Compensation Table and related tabular disclosure and narrative discussion regarding compensation of Named Executive Officers under the caption “Executive Compensation” contained in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the compensation program and plans described in this Proxy Statement. While this advisory vote on executive compensation, commonly referred to as a “say-on-pay” advisory vote, is required by Section 14A of the Exchange Act, it is not binding on our Board of Directors and may not be construed as overruling any decision by the Board of Directors or the Compensation Committee. However, we value the opinions of our stockholders. To the extent there is a significant vote against the compensation of the Named Executive Officers as disclosed in this Proxy Statement, the Board of Directors and the Compensation Committee will consider the outcome of the vote when considering future compensation arrangements and evaluate whether any actions are necessary to address the stockholders’ concerns.

51

Required Vote

Approval of this resolution requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the resolution approving the overall compensation of the Named Executive Officers for the 2021 Fiscal Year.

OTHER MATTERS

At the date of this Proxy Statement, we have no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should properly come before the Annual Meeting in connection therewith, it is intended that the persons named in the accompanying proxy will have discretionary authority to vote the shares that they represent.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY. ALTERNATIVELY, YOU MAY VOTE YOUR SHARES BY TELEPHONE OR THROUGH THE INTERNET AS DESCRIBED ON THE ACCOMPANYING PROXY CARD. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.

STEVEN MADDEN, LTD.
April 11, 2022	By:
Lisa Keith
Secretary
52

ANNEX A - RECONCILIATION OF ADJUSTED RESULTS (NON-GAAP)

The Proxy Statement provides our financial results both in accordance with generally accepted accounting principles in the United States (“GAAP”) and using certain non-GAAP financial measures. In particular, the Proxy Statement provides our historic net income and income per diluted share adjusted to exclude certain charges and recoveries, which are non-GAAP financial measures. We use non-GAAP financial information to evaluate its operating performance and to represent the manner in which we conduct and view our business. Additionally, we believe the information assists investors in comparing our performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP.

Reconciliation of Net Income / (Loss) and Diluted Income / (Loss) Per Share (GAAP Basis) to Adjusted Net Income and Adjusted Diluted Income Per Share (Non-GAAP Basis)

	Year Ended December 31,
	2021	2020
GAAP net income / (loss) attributable to Steven Madden, Ltd.	$190,678	$(18,397)
After-tax impact of expense in connection with payments / provision for early lease termination charges	7,549	10,277
After-tax impact of benefit in connection with the sale of a trademark	(6,107)	—
After-tax impact of expense in connection with impairment of certain trademarks	2,010	33,817
After-tax impact of expense / (benefit) in connection with the change in valuation of contingent considerations	9,098	(4,761)
After-tax impact of recovery in connection with the Payless ShoeSource bankruptcy	(716)	(932)
After-tax impact of expense in connection with restructuring and related charges	1,061	5,434
After-tax impact of expense in connection with impairment of store fixed assets and lease right-of-use assets	1,080	27,949
After-tax impact of expense in connection with benefits provided to furlough employees	—	1,519
After-tax impact of gain in connection with the termination of a joint venture	—	(399)
After-tax impact of expense in connection with provision for loan receivable	—	532
After-tax impact of expense in connection with the write-off of an investment	382	—
Tax benefit in connection with the net operating loss carryback provision of the CARES Act	—	(4,191)
Tax expense in connection with deferred and foreign uncertain tax position	—	1,921
Tax benefit in connection with the release of a liability for an uncertain tax position	(1,316)	—
Less: Adjustments attributable to noncontrolling interest	(37)	(933)
Adjusted net income attributable to Steven Madden, Ltd.	$203,682	$51,836
GAAP diluted income / (loss) per share	$2.34	$(0.23)
Adjusted diluted income per share	$2.50	$0.64

STEVE MADDEN STEVEN MADDEN, LTD. ATTN: LISA KEITH 52-16 BARNETT AVENUE LONG ISLAND CITY, NY 11104

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 24, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SHOO2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 24, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STEVEN MADDEN, LTD.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR all the nominees listed below.

1.	To elect eleven directors to the Board of Directors.	☐	☐	☐

Nominees:

01)	Edward R. Rosenfeld	07)	Peter Migliorini
02)	Peter A. Davis	08)	Arian Simone Reed
03)	Al Ferrara	09)	Ravi Sachdev
04)	Mitchell S. Klipper	10)	Robert Smith
05)	Maria Teresa Kumar	11)	Amelia Newton Varela
06)	Rose Peabody Lynch

The Board of Directors recommends you vote FOR proposals 2 and 3.				For	Against	Abstain

2.		TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.		☐	☐	☐

3.		TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE EXECUTIVE COMPENSATION DESCRIBED IN THE STEVEN MADDEN, LTD. PROXY STATEMENT.		☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly be presented at the meeting or any adjournments or postponements thereof.

Authorized Signatures - This section must be completed for your vote to be counted. Date and Sign Below.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2021 Annual Report on Form 10-K are available at www.proxyvote.com.

STEVEN MADDEN, LTD.
THIS PROXY IS BEING SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

PLEASE CLEARLY INDICATE A RESPONSE BY CHECKING ONE OF THE BOXES NEXT TO EACH OF THE PROPOSALS

The undersigned stockholder(s) of Steven Madden, Ltd. (the "Company") hereby appoint(s) Edward R. Rosenfeld and Lisa Keith, and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held in a virtual-only format at 10:00 a.m., Eastern Time, on May 25, 2022, and at any adjournments or postponements thereof, with authority to vote all shares of Common Stock of the Company held or owned by the undersigned on March 29, 2022, in accordance with the directions indicated herein.

Without limiting the generality of this Proxy, Mr. Rosenfeld and Ms. Keith are each authorized to vote: (a) as specified upon the proposals listed hereon and described in the Proxy Statement for the Meeting; and (b) in their discretion upon any matter that may properly come before the Meeting to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN; UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED (i) FOR THE ELECTION OF THE ELEVEN (11) NOMINEES NAMED (PROPOSAL 1), (ii) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2022 (PROPOSAL 2), AND (iii) FOR THE APPROVAL OF THE EXECUTIVE COMPENSATION DESCRIBED IN THE COMPANY'S PROXY STATEMENT (PROPOSAL 3). THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side